UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Pioneer Natural Resources Company
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PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:
Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company ("Pioneer" or the "Company") will be held at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039, on Thursday, May 23, 2013, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

1.	To elect three Class I Directors, each for a term to expire at the 2014 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2013.

3.	To hold an advisory vote to approve named executive officer compensation.

4.	To consider a stockholder proposal, if properly presented at the Annual Meeting.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 28, 2013. If there are not sufficient votes represented for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.
Beginning on or about April 11, 2013, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials to its stockholders containing instructions on how to access the proxy statement and vote online, and the Company made proxy materials available to the stockholders over the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice of Internet Availability.
YOUR VOTE IS IMPORTANT
Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors,
Mark H. Kleinman
Secretary
Irving, Texas
April 11, 2013

TABLE OF CONTENTS

2013 ANNUAL MEETING OF STOCKHOLDERS	1
Electronic Availability of Proxy Statement and Annual Report	1
Stockholders of Record and Beneficial Owners	1
QUORUM AND VOTING	2
PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN	4
ITEM ONE ELECTION OF DIRECTORS	4
DIRECTORS AND EXECUTIVE OFFICERS	5
MEETINGS AND COMMITTEES OF DIRECTORS	11
COMPENSATION OF DIRECTORS	13
COMPENSATION DISCUSSION AND ANALYSIS	15
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT	34
EXECUTIVE COMPENSATION TABLES	35
Summary Compensation Table	35
2012 Grants of Plan-Based Awards	38
Narrative Disclosure for The 2012 Grants of Plan-Based Awards Table	39
2012 Outstanding Equity Awards at Fiscal Year End	43
2012 Option Exercises and Stock Vested	45
Pension Benefits	45
2012 Non-Qualified Deferred Compensation	46
Potential Payments Upon Termination or Change in Control	48
COMPENSATION PROGRAMS AND RISK CONSIDERATIONS	58
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	59
AUDIT COMMITTEE REPORT	59
CORPORATE GOVERNANCE	60
Corporate Governance Guidelines	60
Board Leadership	61
Director Independence	62
Financial Literacy of Audit Committee and Designation of Financial Experts	62
Oversight of Risk Management	63
Attendance at Annual Meetings	63
Procedure for Directly Contacting the Board and Whistleblower Policy	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	64
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	66
TRANSACTIONS WITH RELATED PERSONS	66
ITEM TWO RATIFICIATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	67
ITEM THREE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	68
ITEM FOUR STOCKHOLDER PROPOSAL RELATING TO HYDRAULIC FRACTURING	69
STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES	71
SOLICITATION OF PROXIES	74
STOCKHOLDER LIST	74
ANNUAL REPORT AND OTHER INFORMATION	75
INTERNET AND PHONE VOTING	75

i

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company (the "Board") requests your Proxy for the Annual Meeting of Stockholders that will be held Thursday, May 23, 2013, at 9:00 a.m. Central Time, at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by (i) delivering a written notice of the revocation to the Secretary of the Company at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039 no later than May 22, 2013, (ii) submitting a new Proxy electronically through the internet or by phone, (iii) signing and delivering to the Secretary of the Company at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039 a new Proxy with a later date, or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Company’s Secretary before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Electronic Availability of Proxy Statement and Annual Report

As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending on or about April 11, 2013, a Notice Regarding the Internet Availability of Proxy Materials (the "Notice") to its stockholders of record as of the close of business on March 28, 2013. This Notice includes (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access the Proxy, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record of those shares, and the Notice is being sent directly to you by the Company’s agent. As a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the Proxy Statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or voting instruction form for the Annual Meeting.

QUORUM AND VOTING

Voting Stock. The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company's transfer agent administers will tabulate the votes.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 28, 2013. As of the record date, 136,687,410 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, the chairman of the Annual Meeting or the holders of a majority in voting power of the stock of the Company entitled to vote at the Annual Meeting who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, whether or not there is a quorum. No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Annual Meeting. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum been present.

Effect of Broker Non-Votes and Abstentions; Vote Required. If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide with respect to each matter for which they have discretionary authority under the rules of the New York Stock Exchange ("NYSE").

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. A broker non-vote results when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its Proxy. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to the election of directors (Item 1), the advisory vote regarding executive compensation (Item 3) and the stockholder proposal (Item 4), and your shares will therefore be considered "broker non-votes" with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares in its discretion with respect to the ratification of the selection of the Company’s independent registered public accounting firm (Item 2).

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

The Company’s Bylaws provide that the election of directors (Item 1) shall be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. In order for a director nominee to be elected, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" the nominee. Abstentions and broker non-votes will not be counted as votes cast either "For" or "Against" any nominee for director and will have no effect on the outcome of the vote for directors.

Ratification of the appointment of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

The advisory vote to approve named executive officer compensation (Item 3) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The approval of the stockholder proposal (Item 4) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on the proposal.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board’s nominees for election as Class I Directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.

•	FOR the advisory vote to approve named executive officer compensation.

•	AGAINST the stockholder proposal.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "401(k) Plan") who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee how to vote those shares.  The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to 5:00 p.m., Eastern time on May 20, 2013, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.

ITEM ONE
ELECTION OF DIRECTORS

The Board has nominated the following individuals for election as Class I Directors of the Company to serve for a term to expire at the Company’s 2014 Annual Meeting of Stockholders and until either they are re-elected or their successors are elected and qualified:

Timothy L. Dove
Charles E. Ramsey, Jr.
Frank A. Risch

Messrs. Ramsey and Risch are currently serving as directors of the Company. Mr. Dove is currently the Company’s President and Chief Operating Officer and is being nominated to serve on the Board for the first time. Their biographical information is contained in the "Directors and Executive Officers" section below.

In January 2012, the Board amended the Company’s Bylaws to provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast "For" a nominee’s election must exceed the number of votes cast "Against" such nominee’s election in order for him or her to be elected to the Board. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast and the Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his election, the Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his successor is elected and qualified. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company’s Bylaws or may decrease the size of the Board.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

The Board unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees

The Company currently has a classified Board, with directors currently divided into three classes. Directors in each class have been elected to serve for three-year terms and until either they are re-elected or their successors are elected and qualified. At the Company’s 2012 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to provide for the annual election of directors. As approved, the classified board structure will be eliminated over time so that, commencing with this Annual Meeting, directors of each class will be elected for terms that expire at the next Annual Meeting of Stockholders. As a result, from and after the 2015 Annual Meeting, all directors will be subject to annual election.

The following table sets forth certain information, as of the date of this Proxy Statement, regarding the Company’s director nominees and other directors.

	Position and Offices	Age
Class I Director Nominees (For term expiring at the 2014 Annual Meeting)
Timothy L. Dove	Nominee for Director; President and Chief Operating Officer	56
Charles E. Ramsey, Jr.	Director	76
Frank A. Risch	Director	70

Class II Directors (Term expires at the 2014 Annual Meeting)
Edison C. Buchanan	Director	58
R. Hartwell Gardner	Director	78
J. Kenneth Thompson	Director	61
Jim A. Watson	Director	74

Class III Directors (Term expires at the 2015 Annual Meeting)
Scott D. Sheffield	Chairman of the Board and Chief Executive Officer	60
Thomas D. Arthur	Director	68
Andrew F. Cates	Director	42

Set forth below is biographical information about each of the Company's Directors and nominees for Director.

Thomas D. Arthur. Mr. Arthur became a Director of the Company in June 2009. Mr. Arthur received his undergraduate degree from the University of North Carolina at Chapel Hill in 1966 and a Master of Business Administration from East Carolina University in 1971.  From 1966 to 1969, he served in the U.S. Army as an infantry lieutenant.  From 1971 until 1974, Mr. Arthur was Vice President of a Florida based investment banking firm.  He joined Havatampa Corporation in Tampa, Florida in 1974 as Chief Financial Officer, and then later served as Chief Operating Officer.  In 1978, the cigar manufacturing business of Havatampa Corporation was purchased by Havatampa

Incorporated, of which Mr. Arthur was President, Chief Executive Officer and majority shareholder until its sale in 1997.  Since 1998, he has been engaged in private investments.  He serves on the boards of numerous community organizations. The Board believes that Mr. Arthur’s prior senior executive experience qualifies him to serve on the Board.

Edison C. Buchanan. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business in 1981. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. During 2000, Mr. Buchanan served as Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. Mr. Buchanan became a Director of the Company in 2002. Mr. Buchanan also served on the Board of Directors of MFA Financial, Inc. from March 2004 through May 2011. The Board believes that Mr. Buchanan is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.

Andrew F. Cates. Mr. Cates became a Director of the Company in June 2009. Mr. Cates earned a Bachelor of Business Administration in Finance at the University of Texas at Austin.  Mr. Cates founded RVC USA, LP, a developer and operator of outdoor resorts, and he is the President of its corporate general partner, RVC USA Management, LLC, which he owns and operates.  He is also the Managing Member of Value Acquisition Fund, an acquisition, development, and asset management company founded by him in 2004.  Mr. Cates has acquired and asset managed commercial real estate throughout the southeastern United States within various entities.  In 1993, Mr. Cates began his real estate career in Dallas, Texas, where he worked as an Analyst at Trammell Crow Company Capital Markets Group, and in 1995, he became an Associate for Crow Family Holdings.  Mr. Cates currently serves on numerous civic and charitable boards.  The Board believes that Mr. Cates’ senior executive experience and experience in business operations and asset management, as well as evaluating investments, qualifies him to serve on the Board.

Timothy L. Dove. Mr. Dove is currently the Company’s President and Chief Operating Officer and is being nominated to serve on the Board for the first time. Mr. Dove was elected the Company’s President and Chief Operating Officer in November 2004. He held the positions for the Company of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove joined Parker & Parsley Petroleum Company, a predecessor of the Company ("Parker & Parsley"), in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Mr. Dove was also elected President and Chief Operating Officer of Pioneer Natural Resources GP LLC ("Pioneer GP"), the general partner of Pioneer Southwest Energy Partners L.P., a 52 percent-owned subsidiary of the Company ("Pioneer Southwest"), in June 2007. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his Master of Business Administration in 1981 from the University of Chicago. The Board believes that Mr. Dove is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his role as President and Chief Operating Officer of the Company, his experience as the former Chief Financial Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

R. Hartwell Gardner. Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned a Master of Business Administration from Harvard University. Until October 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of Financial Executives International, where he served as Chairman in 1986 and 1987, and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda. The Board believes that Mr. Gardner is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his graduate education, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his knowledge of accounting and finance and management experience developed as an executive of a major integrated oil company.

Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in its Dallas, Texas office. His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation. The Board believes that Mr. Ramsey is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and advanced degree in management, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, his financial experience in the investment banking industry and his extensive knowledge of the energy industry through education as well as a career of over 25 years in operational and executive positions with oil and gas companies.

Frank A. Risch.  Mr. Risch holds a Bachelor of Science degree in Business Administration from Pennsylvania State University and a Master of Science degree in industrial administration from Carnegie Mellon University. Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years. Mr. Risch retired in July 2004 as Vice President and Treasurer (and Principal Financial Officer) of Exxon Mobil Corporation. He was appointed to the Company's Board in August 2005. He is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University. He is active in civic and community organizations, serving as Immediate Past Chairman of the Board of the Dallas Theater Center; Vice Chairman of the Board of Communities Foundation of Texas; and member of the Boards of the ATT Performing Arts Center and of Dallas CASA (Court Appointed Special Advocates). He is a member of Financial Executives International. The Board believes that Mr. Risch is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.

Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer for the Company since August 1997 and assumed the position of Chairman of the Board of Directors for the Company in August 1999. Mr.

Sheffield was elected Chief Executive Officer and Director of Pioneer GP in June 2007 and Chairman of the Board of Pioneer GP in May 2008. He was President of the Company from August 1997 to November 2004. He was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley from October 1990 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board of Directors and Chief Executive Officer of PPDC. Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. The Board believes that Mr. Sheffield is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his role as Chief Executive Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

J. Kenneth Thompson. Mr. Thompson became a Director of the Company in August 2011. He received a Bachelor of Science degree in Petroleum Engineering from Missouri University of Science & Technology. He has served as the President and Chief Executive Officer of Pacific Star Energy LLC, a privately held energy investment firm in Alaska, since September 2000, and as Managing Director of Alaska Venture Capital Group LLC, a privately held oil and gas exploration company, from December 2004 to December 2012. Mr. Thompson’s experience includes serving as Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000, and President and Chief Executive Officer of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, from June 1994 to January 1998. He also served as executive head of ARCO’s oil and gas research and technology center from 1993 to 1994. Mr. Thompson also serves as a director of Coeur d'Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property, Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and Tetra Tech, Inc., an engineering consulting firm. The Board believes that Mr. Thompson is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and his senior executive experience with a major integrated oil company, including the role of CEO, which bring to the Board significant leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience.

Jim A. Watson. Mr. Watson became a Director of the Company in September 2004. He earned a Bachelor of Arts degree from The University of Texas in 1962 and graduated, with honors, from The University of Texas School of Law in 1964. Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003. Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas. From 1987 to 1995, he held the position of Adjunct Professor at The University of Texas School of Law and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University. Since 1989, Mr. Watson has been included in The Best Lawyers in America. The Board believes that Mr. Watson is qualified to serve on the Company’s Board based on his experience and education, as summarized above, and particularly, his education in the law, and his extensive experience of over 40 years as a corporate attorney.

Executive Officers

The following table sets forth certain information, as of the date of this Proxy Statement, regarding the Company’s executive officers. All of the Company’s executive officers serve at the discretion of the Board. There are no family relationships among any of the Company’s directors or executive officers.

Name	Age	Position
Scott D. Sheffield	60	Chairman of the Board and Chief Executive Officer
Timothy L. Dove	56	President and Chief Operating Officer
Mark S. Berg	54	Executive Vice President and General Counsel
Chris J. Cheatwood	52	Executive Vice President, Business Development and Geoscience
Richard P. Dealy	47	Executive Vice President and Chief Financial Officer
William F. Hannes	53	Executive Vice President, Southern Wolfcamp Operations
Danny L. Kellum	58	Executive Vice President, Permian Operations
Jay P. Still	51	Executive Vice President, Domestic Operations
Frank W. Hall	62	Vice President and Chief Accounting Officer

The biographical information for Messrs. Sheffield and Dove may be found above under "Directors and Nominees."

Mark S. Berg. Mr. Berg was elected the Company’s Executive Vice President and General Counsel when he joined the Company in April 2005. Mr. Berg was also elected Executive Vice President, General Counsel and Assistant Secretary of Pioneer GP in June 2007. Prior to joining the Company, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May 2002 through April 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980. He earned his Juris Doctorate with honors from The University of Texas Law School in 1983.

Chris J. Cheatwood. Mr. Cheatwood was elected the Company’s Executive Vice President, Business Development and Geoscience in November of 2011. Mr. Cheatwood also serves as Executive Vice President, Business Development and Geoscience of Pioneer GP. Mr. Cheatwood had previously served the Company as Executive Vice President, Business Development and Technology since February 2010, as Executive Vice President, Geoscience November 2007 until February 2010, as Executive Vice President - Worldwide Exploration from January 2002 until November 2007, as Senior Vice President - Exploration from December 2000 to January 2002, and as Vice President - Domestic Exploration from July 1998 to December 2000. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected the Company’s Executive Vice President and Chief Financial Officer in November 2004. Mr. Dealy was also elected Executive Vice President, Chief Financial Officer, Treasurer and Director of Pioneer GP in June 2007. Mr. Dealy held positions for the Company as Vice President and Chief Accounting Officer from February 1998 to November 2004, and Vice President and Controller from August 1997 to January 1998. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997. He is a Certified Public Accountant, and before joining Parker & Parsley, he was employed by KPMG LLP. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

William F. Hannes. Mr. Hannes was elected the Company’s Executive Vice President – Southern Wolfcamp Operations in February 2013. Mr. Hannes had previously served the Company as Executive Vice President - South Texas Operations since February 2010, Executive Vice President - Business Development from December 2007 to February 2010, and Executive Vice President - Worldwide Business Development from November 2005 to December 2007. Mr. Hannes joined Parker & Parsley in July 1997 as Director of Business Development, and continued to serve the Company in this capacity after the Company's formation in August 1997 until he was promoted to Vice President – Engineering and Development in June 2001, which position he held until November 2005. Prior to joining Parker & Parsley, Mr. Hannes held engineering positions with Mobil and Superior Oil. He graduated from Texas A&M University in 1981 with a Bachelor of Science degree in Petroleum Engineering.

Danny L. Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected the Company’s Executive Vice President - Permian Operations in February 2010. Mr. Kellum also serves as a director and Executive Vice President, Permian Operations of Pioneer GP. Mr. Kellum had previously served the Company as Executive Vice President - Domestic Operations since May 2000, and as Vice President - Domestic Operations from January 2000 until May 2000, and Vice President - Permian Division from August 1997 until December 1999. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation, and his service with Parker & Parsley included serving as Spraberry District Manager from 1989 until 1994 and as Vice President of the Spraberry and Permian Division until August 1997.

Jay P. Still. Mr. Still was elected the Company’s Executive Vice President - Domestic Operations in November 2007. Prior to that time, Mr. Still held the positions of Executive Vice President, Western Division from November 2005, Vice President, Western Division from September 2004 to November 2005, Vice President, Gulf of Mexico from July 2001 to September 2004 and Vice President of Operations for a former subsidiary of the Company located in Argentina from November 1997 to July 2001. Mr. Still joined Parker & Parsley in January 1995 as Director of Engineering Development and continued to serve the Company in this capacity after the Company's formation in August 1997. Prior to joining Parker & Parsley, Mr. Still spent ten years with Mobil in various drilling, operations and reservoir engineering assignments focusing on the Gulf of Mexico before moving into international business development activities. Mr. Still earned his Masters in Business Administration at Loyola University and a Bachelor of Science in Mechanical Engineering from Texas A&M University.

Frank W. Hall. Mr. Hall was elected the Company’s Vice President and Chief Accounting Officer in May 2008.  Mr. Hall was also elected Vice President and Chief Accounting Officer of Pioneer GP in May 2008. Prior to that time, Mr. Hall held the positions for the Company of Corporate Controller from March 2007, Assistant Controller from January 2005 to March 2007 and Manager of Financial Reporting from September 1998 to January 2005.  From 1989 to 1998, Mr. Hall was an employee of Oryx Energy Company, where he held Senior Financial Analyst positions in Financial Planning and Financial Reporting.  He was a partner in the certified public accounting firm of Hall, Brock & Co. from 1983 to 1989; the Controller of Riddle Oil Company from 1980 to 1983; and a member of the audit staff of Touche Ross & Co. from 1977 to 1980.  Mr. Hall graduated with highest honors from the University of Dallas with a Master of Business Administration in Corporate Finance and graduated from the University of Texas at San Antonio with a Bachelor of Business Administration, where he majored in accounting and business management.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board held ten meetings during 2012, and its independent directors met in executive session four times during 2012. During 2012, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.

The Board has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.pxd.com. The members of the Audit Committee are Messrs. Gardner (Chairman), Arthur, Ramsey, Risch and Watson. The Audit Committee held nine meetings during 2012.

Compensation and Management Development Committee. Responsibilities of the Compensation and Management Development Committee (the "Compensation Committee"), which are discussed in detail in its charter that is posted on the Company's website at www.pxd.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company,

•	approve the annual salaries, bonuses and share-based awards paid to the Company's executive officers,

•	periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees,

•	administer the Company's equity plans, and

•	oversee the Company's succession planning.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Vice President, Administration and Risk Management of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings. The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The Company's Chief Executive Officer (the "CEO") makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2012, the Compensation Committee engaged the services of Meridian Compensation Partners LLC ("Meridian"). The terms of Meridian’s engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Among the services Meridian performed were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of executive compensation; providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time. Meridian does not provide any services to the Company other than its services to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

The members of the Compensation Committee are Messrs. Buchanan (Chairman), Cates and Thompson. The Compensation Committee held six meetings during 2012.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in evaluating potential new members of the Board, recommending committee members and structure, and advising the Board about corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pxd.com. The members of the Nominating and Corporate Governance Committee are Messrs. Ramsey (Chairman), Arthur, Buchanan, Cates, Gardner, Risch, Thompson and Watson. The Nominating and Corporate Governance Committee held five meetings during 2012.

COMPENSATION OF DIRECTORS

2012 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during 2012.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) ($) (c)	All Other Compensation (2) ($) (g)	Total ($) (h)
Thomas D. Arthur	$—	$228,134	$1,463	$229,597
Edison C. Buchanan	$—	$241,806	$3,344	$245,150
Andrew F. Cates	$—	$228,134	$1,497	$229,631
R. Hartwell Gardner	$—	$241,806	$—	$241,806
Andrew D. Lundquist (3)	$—	$228,134	$—	$228,134
Charles E. Ramsey, Jr.	$—	$241,806	$—	$241,806
Scott J. Reiman (3)	$—	$228,134	$—	$228,134
Frank A. Risch	$—	$228,134	$289	$228,423
J. Kenneth Thompson	$—	$228,134	$2,168	$230,302
Jim A. Watson	$—	$228,134	$2,240	$230,374
___________

(1)
Stock awards represent the aggregate grant date fair value attributable to restricted stock unit awards granted in 2012. Such awards were determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718"). Accordingly, the Company valued its restricted stock unit awards based on the market-quoted closing price of the Company's common stock on the last business day prior to the grant date of the awards. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2012, totaled (i) 1,168 shares for Messrs. Arthur, Cates, Lundquist, Reiman, Risch and Watson; (ii) 1,238 shares for Messrs. Buchanan, Gardner and Ramsey; and (iii) 2,344 shares for Mr. Thompson. In accordance with director elections, awards for which restrictions had lapsed but for which share issuance has been deferred totaled (i) 22,857 shares for Mr. Buchanan; (ii) 19,135 shares for Mr. Lundquist; and (iii) 8,404 shares for Mr. Watson as of December 31, 2012. The Company did not issue to the directors any options to purchase the Company's common stock during 2012, and the directors did not hold unexercised stock options as of December 31, 2012.

(2)	All other compensation includes certain travel and entertainment costs of directors and travel and entertainment costs of directors' spouses.

(3)	Messrs. Lundquist and Reiman resigned as directors of the Company in February 2013.

General

The elements of compensation for the Company’s non-employee directors for the 2012-2013 director year, which runs from the 2012 Annual Meeting to the 2013 Annual Meeting, are as follows:

•	Each non‑employee director received an annual base retainer fee of $50,000, all of which was payable in the form of restricted stock units.

•	Each non‑employee director received an annual grant of restricted stock units, valued at $200,000.

•
The Lead Director and the chairmen of the Audit Committee and the Compensation Committee each received an additional annual retainer of $15,000, all of which was payable in the form of restricted stock units.

Commencing with the 2013-2014 director year, which begins as of the Annual Meeting, the compensation program for the Company's non-employee directors was changed so that the elements of the program will be as follows:

•	Each non‑employee director will receive a cash annual base retainer fee of $50,000.

•	Each non‑employee director will receive an annual grant of restricted stock units, valued at $225,000.

•
The Lead Director will receive an additional annual retainer of $25,000, and the chairmen of the Audit Committee and the Compensation Committee each will receive an additional annual retainer of $15,000, all of which will be payable in the form of restricted stock units.

All of the restricted stock units received in payment of directors' fees vest quarterly on a pro rata basis during the director year, and the price that is used to calculate the number of restricted stock units granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders.

Unless a deferral election is made, restricted stock units are paid in shares of the Company’s common stock promptly following the vesting date. Non-employee directors may elect to defer settlement of their restricted stock units until the earliest to occur of (i) their death, (ii) a change in control, (iii) a date certain, or (iv) the one-year anniversary of their retirement, resignation, or removal from the Board.

The vesting of ownership and the lapse of transfer restrictions on restricted stock units awarded to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board or its committees, director education, seminars and trade publications. No additional fees are paid for attendance at Board or committee meetings. In addition, in those instances when a director’s spouse accompanies him to Board meetings or director education seminars, the Company reimburses the spouse’s travel and related expenses. The Company's CEO does not, and if elected the Company’s President and Chief Operating Officer will not, receive additional compensation for serving on the Board.

Stock Ownership Guidelines for Directors

To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least ten times the annual base retainer fee of $50,000. The non-employee directors have three years after joining the Board to meet this guideline. In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All non-employee directors are in compliance with this ownership guideline.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for the Company’s CEO, Chief Financial Officer and three other most highly compensated executive officers for 2012 (the "NEOs") and to discuss why and how the 2012 compensation package for these executives was implemented. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2012 are as follows:

•	Scott D. Sheffield, Chairman of the Board and Chief Executive Officer;

•	Timothy L. Dove, President and Chief Operating Officer;

•	Mark S. Berg, Executive Vice President and General Counsel;

•	Chris J. Cheatwood, Executive Vice President, Business Development and Technology; and

•	Richard P. Dealy, Executive Vice President and Chief Financial Officer.

Executive Summary

Company Performance and Compensation Actions

As described in more detail throughout this Compensation Discussion and Analysis, the Company’s executive compensation program is designed to emphasize "pay for performance." The three main components of this program are base salary, an annual cash bonus paid after year-end that varies based on Company and individual performance, and an annual grant of stock-based long-term incentive awards the realized value of which will depend on the Company’s performance over the succeeding three-year period. The majority of compensation is in the form of variable pay that the Compensation Committee believes provides a balance between long-term and short-term goals. If the Company performs above expectations, the executive’s total annual cash bonus incentive payouts and realized value from long-term incentive awards will be above targeted levels, and if the performance does not meet expectations, that performance-related compensation will be below targeted levels.

For 2012, the Company met almost all of its corporate goals and continued to be among the top of its peer group in total shareholder return. See "— Executive Compensation Philosophy—Benchmarking" for more information regarding the Company’s peer group. The Compensation Committee believes the catalyst for these results was the leadership, vision and hard work of the executive team. Highlights of the Company’s performance in 2012 include:

•
Delivered strong production growth, with full-year average production increasing to 57 million barrels of oil equivalent ("MMBOE") (corporate goal was 55 MMBOE to 57 MMBOE), which was greater than 28% on a per share basis (corporate goal was 23 percent to 27 percent) and 21 percent on a debt-adjusted per share basis (corporate goal was 20 percent to 22 percent).

•
    Successfully drilled and completed 39 horizontal wells in the Wolfcamp Shale interval across the southern net 200,000 acres of the Company’s total gross 900,000 acre position, confirming the prospectivity of this area for horizontal drilling and resulting in horizontal production at the end of 2012 of approximately 5,000 barrels of oil equivalent per day ("BOEPD").

•
Added proved reserves during 2012 totaling 161 MMBOE from discoveries, extensions, improved recovery and performance improvements, or 279 percent of full-year production (corporate goal was 150 percent to 200 percent).

•
    Identified multiple prospective horizontal targets throughout the Company’s northern Wolfcamp/Spraberry acreage. As a result, commenced drilling program to appraise and delineate these targets, which include the Wolfcamp Shales, Jo Mill and Spraberry Shales.

•	Achieved record production levels for the Company in the Eagle Ford Shale as a result of continued strong drilling performance.

•
    Completed the acquisition of a U.S. industrial sands business (Premier Silica), which was a strategic opportunity to secure a long-term high-quality, low-cost and logistically-advantaged brown sand supply for a significant part of the Company’s current and future fracture stimulation requirements.

•	Completed the sale of the Company’s South Africa operations, the Company’s last remaining international asset.

In addition to the strong performance against operating and financial goals, the Compensation Committee also noted the increase in net asset value on a proved-reserves basis that the Company achieved during 2012.

The Company’s stock recorded another strong performance in 2012, with the Company’s stock price outperforming the average of the 11-company peer group used with respect to the Company’s 2012 performance unit award grants by 21 percentage points. See "— Elements of the Company’s Compensation Program—Long-Term Equity Incentives" for more information regarding this peer group. Over the three-year period covering 2010 through 2012, the Company was the top performing stock in this peer group, with a price increase of 121 percent, and ranked third among 43 energy stocks in the S&P 500, and 37th among all the stocks in the S&P 500.

The following graph and chart compare the Company’s cumulative total stockholder return ("TSR") on the Company’s common stock during the five-year period ended December 31, 2012, with cumulative total return during the same period for the Standard & Poor’s 500 Index and the Standard & Poor’s Oil and Gas Exploration & Production Index. The following graph and chart show the value, at December 31 in each of 2008, 2009, 2010, 2011 and 2012 of $100 invested at December 31, 2007, and assumes the reinvestment of all dividends:

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG PIONEER, THE S&P 500 INDEX AND THE S&P E&P INDEX [a]

$250
$200
$150
$100
$50
$0
12/07
12/08
12/09
12/10
12/11
12/12
Pioneer
S&P 500 Index
S&P E&P Index

[a] Assumes $100 invested at December 31, 2007 in stock or index, including reinvestment of dividends.

	12/07	12/08	12/09	12/10	12/11	12/12

Pioneer	100.00	33.32	99.52	179.61	185.30	220.90
S&P 500 Index	100.00	63.00	79.67	91.67	93.61	108.59
S&P E&P Index	100.00	60.97	79.11	93.63	94.51	97.51

In line with the performance achieved by the Company as summarized above and in accordance with the Compensation Committee’s compensation philosophy, the Committee approved compensation for 2012 for the NEOs as follows:

•	Base salary - the Compensation Committee did not increase base salaries of the NEOs for 2012.

•	Annual bonus - the Compensation Committee awarded cash bonuses for 2012 at 150 percent of target to recognize the Company’s and the NEOs’ achievements.

•
Annual long-term incentive awards - in February 2012, the Compensation Committee granted long-term incentive awards valued at approximately the median level of the Company’s peers. Target award values were allocated to the NEOs based on the following mix of long-term incentive awards: 25 percent performance stock units, 25 percent stock options, and 50 percent restricted stock. To illustrate the long-term nature of this element of the compensation program, as a result of the significant value created for the Company’s stockholders over the three-year period from 2010 to 2012, the Company’s relative total stockholder return performance for that three-year period was first among the Company’s peers; accordingly, on December 31, 2012, the NEOs earned a 250 percent payout on their performance units (which were granted in February 2010) for this period.

•
Retention grant of long-term incentive awards - as explained in more detail below, in light of the extremely competitive environment for experienced oil and gas industry executive talent and as part of its continuing objective of incentivizing the Company’s management to enhance stockholder performance and aligning the long-term interest of management with that of the stockholders, the Compensation Committee approved a special retention grant of long-term equity awards to the Company’s executive officers, excluding

Mr. Sheffield, with vesting not scheduled to commence until 2015, and then in equal one-third installments over the three-year period ending in February 2017.

The following charts are intended to illustrate the various components of the 2012 annual compensation for the CEO and the other NEOs as a group, and reflect the following: base salary for 2012, annual bonus earned for 2012, and the grant date fair value for the 2012 annual equity awards (excluding the grant date fair value of the retention awards, which are included in the Summary Compensation Table below).

CEO
Other compensation 1%
Base salary 8%
Annual cash bonus 13%
Long-term incentive 78%

Other NEOs
Other compensation 1%
Base salary 7%
Annual cash bonus 9%
Long-term incentive 83%

More specific information regarding the Compensation Committee’s compensation decisions and the executive compensation program is contained in the remainder of this Compensation Discussion and Analysis section.

Actions Taken in 2012 and 2013 to Further Strengthen Executive Compensation Practices

The Compensation Committee continually monitors developing practices in the area of executive compensation. In addition to the actions summarized above regarding compensation for 2012, the Company has taken the following key actions:

•	removed excise tax gross ups from the executive officers’ change in control agreements. See "— Severance and Change in Control Arrangements" below.

•
to further enhance the program’s pay for performance philosophy, in connection with the 2013 grant of long-term incentive awards, replaced the stock option component with performance units (starting in February 2013, performance units comprise approximately 50 percent of NEOs’ long-term incentive award grant value). See "— Elements of the Company’s Compensation Program — Long-Term Equity Incentives" below.

•	adopted a clawback policy. See "— Policy on Recovery of Compensation and Clawbacks" below.

Executive Compensation Philosophy

The Company’s executive compensation program is designed to provide a performance-driven compensation package that allows the Company to attract, retain and motivate its executives to achieve optimal results for the Company and its stockholders. The Compensation Committee strives to create the proper allocation among long-term and short-term goals while ensuring a proper balance of risks in achieving these goals. There are three main components of this compensation program, which on an overall basis, is targeted to be near the median of the Company’s peers:

•	Base salary, which is a stable and fixed amount near the median level as compared to the Company’s peers;

•
Annual cash bonus incentive target levels, which are targeted to be near the median level as compared to the Company’s peers, with payouts determined based on Company and individual performance during the year; and

•
Annual grant of long-term incentive awards, which at the time of grant are targeted to be valued at approximately the median level as compared to the Company’s peers, subject to possible variance from the median based on internal equity and the need for retention, with realized value ultimately determined by the performance of the Company’s stock over the succeeding three-year period.

As an executive’s leadership role expands, the scope, duties and responsibilities of the executive’s position increases. As this occurs, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer-term emphasis, and base salary should be a relatively smaller portion of total compensation. This structure supports the Compensation Committee’s belief that the majority of the executive’s realized compensation should be driven by the performance of the Company.

The annual cash bonus incentive awards are based on the following philosophy:

•
Actual payout should be determined by a subjective evaluation of the Company’s performance, with consideration given to the Company’s performance against certain pre-established target goals and stretch goals;

•
The performance goals should be a group of internal operational and financial goals that support the Company’s business plan for the year, as well as its long-term strategy, and the goals should not be weighted in a formulaic way, but evaluated in light of industry conditions during that year;

•
The executive group is held responsible as a team in the Committee’s determination of bonus payouts. Individual executives may receive bonus payments above the team level if the individual’s performance adds significant value, or below the team level if performance does not meet expectations, but the primary emphasis is team performance; and

•	Bonus payouts within the oil and gas industry should be referenced to confirm that the approved bonus payout levels are competitive relative to the Company’s performance.

Regarding long-term incentive plan awards, the Compensation Committee believes:

•	Long-term incentive awards are critical to the Company’s ability to attract, motivate and retain the Company’s key executives;

•
These awards, with a significant but appropriate risk element so that the compensation realized largely depends on Company performance after the grant date, should make up the majority of an executive’s total compensation;

•
The award values at the time of grant should be determined by reference to the median level compared to peer positions similar to the executive’s position with consideration given to internal equity; however, the Committee recognizes that the E&P industry currently is highly competitive for executive talent and for retention purposes, highly experienced and top-performing individuals may need to receive long-term incentive awards above the median level in a given year;

•
Stock ownership requirements, three year cliff vesting and the fact that a majority of an executive’s compensation is paid in stock motivate the executive to focus on long-term results and effectively align the interests of executives and stockholders;

•
Providing long-term incentive awards in a combination of stock-based awards encourages executives to take the proper level of risk in developing and executing the Company’s business plan with a true long-term focus; and

•
If additional retention incentives are necessary to retain key employees during times of extreme competition within the E&P industry, long-term incentive awards should be utilized with longer vesting periods than normal awards.

The Compensation Committee takes a conservative approach in providing perquisites and retirement benefits by limiting perquisites to benefits that also provide both a direct and indirect benefit to the Company and by limiting the Company’s retirement obligations to defined contribution-type plans so that future retirement liabilities are known and funding issues are avoided.

Role of the Compensation and Management Development Committee. As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	Administers the Company's executive compensation program;

•	Establishes the Company's overall compensation philosophy and strategy; and

•	Ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In performing its duties, the Compensation Committee:

•	Determines the individual elements of the CEO’s total compensation and benefits;

•	Approves specific annual corporate goals and objectives relative to the CEO’s compensation; and

•	Reviews the CEO’s performance in meeting these corporate goals and objectives.

Prior to finalizing compensation for the CEO, the Compensation Committee reviews its intentions with the other independent directors of the Company and receives their input.

The CEO makes recommendations to the Compensation Committee regarding the compensation of the other NEOs, and provides information to the Committee regarding their performance. After considering the recommendations of the directors and the CEO, the Committee makes all final decisions regarding the NEOs' compensation.

The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various employment termination events, including the NEO’s potential "walk-away" benefits as well as historical target and actual compensation levels, to determine whether the compensation plan design is meeting the Committee's objectives of providing fair compensation and effective retention.

A further description of the duties and responsibilities of the Compensation Committee can be found in "Meetings and Committees of Directors - Compensation and Management Development Committee."

Role of Management. The Company's Administration and Human Resources Departments assist the Compensation Committee and its compensation consultant in gathering the information needed for their respective reviews of the Company's executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the Compensation Committee. The Committee, in executive session and without executive officers present, approves the CEO's pay levels.

Role of the Compensation Consultant. For 2012, the Compensation Committee retained Meridian as its independent consultant on executive and director compensation. Meridian’s engagement is to act as an independent advisor to the Committee to provide information and objective advice regarding executive and director compensation. All of the decisions with respect to the Company's executive compensation, however, are made by the Committee.  The

Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than its role as advisor to the Committee and the Committee believes that there exists no conflict of interest as a result of the engagement of Meridian. The Committee has retained Meridian as its independent consultant on executive and director compensation for 2013.

Meridian may, from time to time, contact the Company's executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.

Benchmarking. In conjunction with its independent consultant, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine how well target and actual compensation levels reflect the Company’s overall philosophy and compare to the external market. Each year the Committee identifies a peer group consisting of independent oil and gas exploration companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers in this context because these metrics are likely to result in identification of the companies with which the Company should expect to compete for executive talent. Thus, the Committee believes this peer group provides a reasonable point of reference for comparing the compensation of the Company’s executives to others holding similar positions and having similar responsibilities. The Committee's overall objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company, taking into consideration the companies’ relative sizes in terms of total assets, market capitalization, enterprise value, revenue, total proved reserves and total production. The Compensation Committee reviews the peer group each year and makes changes as needed.

The Company's benchmarking consists of all components of direct compensation, including base salary, annual incentive bonus and long-term incentives. Information gathered from the proxy statements of the peer group companies and Meridian's proprietary databases are reviewed as a part of the benchmarking effort.

For the 2012 compensation decisions, the Compensation Committee used a peer group of 17 companies and grouped those companies into three tiers as follows:

Company Name	Tier
	1	2	3
Anadarko Petroleum Company			*
Devon Energy Corporation			*
Apache Corporation		*	*
Chesapeake Energy Corporation		*	*
Cimarex Energy Co.		*	*
EOG Resources, Inc.	*	*	*
Noble Energy, Inc.	*	*	*
Plains Exploration and Production Company	*	*	*
Newfield Exploration Company	*	*	*
QEP Resources, Inc.	*	*	*
Range Resources Corporation	*	*	*
Petrohawk Energy Corporation		*	*
Forest Oil Corporation		*	*
Quicksilver Resources Inc.		*	*
Concho Resources Inc.			*
Whiting Petroleum Corporation			*
Ultra Petroleum Corp.			*

The tier one companies were selected as companies the Compensation Committee believed were most closely related to the Company in size and operations. The tier two group represents tier one companies plus the next six companies closest in size and operations to the Company. The tier three group includes all 17 peer companies to reflect a broader perspective of the market. The Committee believes a tiered approach to analyzing benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO. For 2012, the Committee retained the same peer companies used in 2011 for compensation benchmarking purposes, and added QEP Resources, Inc. as a tier one peer company, Petrohawk Energy Corporation as a tier two peer company and Concho Resources Inc. as a tier three peer company to provide additional comparative data.

Elements of the Company’s Compensation Program

The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2012.

Base Salary

The Compensation Committee initially reviewed with Meridian its base salary survey data and analyzed how effectively the survey data matched each executive’s position. The Committee determined that each NEO’s 2011 base salary was at approximately the median level for the NEO’s position for 2012. The Committee also determined that each NEO was performing at the high level expected of a Company executive officer. In accordance with the Company’s executive compensation philosophy, the Committee determined each NEO’s base salary was appropriately set and did not increase NEO base salary rates for 2012.

Annual Cash Bonus Incentives

The annual cash bonus program is implemented as part of the Company’s 2006 Long-Term Incentive Plan, which was approved by the Company’s stockholders in May 2006. For 2012, the Compensation Committee established a baseline performance hurdle the achievement of which would be a condition to the payout of the annual cash bonus incentive awards to the Company’s executive officers. The Committee also established for each NEO a target and maximum bonus incentive award opportunity. Although the achievement of the baseline performance hurdle permits a payout at the maximum level for each NEO, the Committee, in determining actual awards, applied its subjective judgment, taking into consideration the Company’s performance against other goals and other factors (as discussed below), to reduce the amount of the bonus payout. The Committee does not have the discretion to increase the award above the maximum bonus award opportunity. This approach is designed to qualify each NEO’s annual cash bonus incentive award as tax-deductible under Section 162(m) of the Internal Revenue Code while preserving the Committee’s flexibility to determine the actual annual cash bonus incentive award for each executive officer by exercising its discretion to decrease award payout amounts where appropriate to reflect additional performance considerations. The Committee believes it is important to retain its ability to exercise negative discretion as to annual cash bonus incentive awards based on the Committee’s judgment and discretion in evaluating, among other things, the Company’s performance in light of industry conditions and opportunities. In fact, the Committee believes a strictly formulaic annual bonus plan is not in the best interest of the Company. The Committee currently believes that a formulaic plan has the potential to encourage executive decisions that are contrary to maximizing stockholder value because the E&P industry must deal with rapidly changing prices, cost structures and new opportunities.

In early 2012, the Compensation Committee established a baseline performance hurdle for the NEOs that would require the Company to achieve cash flows from operations of at least $1.4 billion. In addition, the Compensation Committee established each NEO’s target bonus level as a percent of the executive’s base salary and a maximum bonus award opportunity of 2.5 times the NEO’s target bonus. The Committee’s compensation philosophy is to set each NEO’s target bonus level near the median level of companies in the Company’s competitive market. After reviewing the 2011 benchmarking data with Meridian, the Committee determined that the target bonus levels for the NEOs that were set in 2011 were at or near the median and that no changes were necessary for 2012. The target bonus percents of each NEO’s base salary for 2012 are reflected in the following table:

NEO	Target Bonus Percent
Scott D Sheffield	100%
Richard P. Dealy	85%
Mark S. Berg	75%
Chris J. Cheatwood	75%
Timothy L. Dove	100%

The Compensation Committee also worked with senior management to establish appropriate metrics to assist the Committee in its evaluation of the Company’s performance against its 2012 business plan, establishing target and stretch goals for each performance metric. Management of the Company then cascaded these goals down to the department and individual level with the intention to support achievement of Company goals. The goals also support the Company’s budgeting and planning process. The CEO also worked with the NEOs to develop individual goals to support the Company’s goals, and reviewed them with the Committee as part of its management development and succession planning function. However, after determining that the performance hurdle had been met, the Committee’s decisions as to the annual cash bonus awards for 2012 were based on the Committee’s subjective judgment and discretion in evaluating the Company’s performance in light of industry conditions and opportunities and the individual performance of each NEO.

The primary 2012 performance metrics, goal ranges and results were as follows:

Metric	Target Goal	Stretch Goal	Result
Production	55 MMBOE - 57 MMBOE	Greater than 57 MMBOE	57 MMBOE
Production/Share Growth	23% - 27%	Greater than 27%	28%
Debt-adjusted Production/Share Growth	20% - 22%	Greater than 22%	20%
Operating Costs ($/BOE)
Base	$10.75 - $11.75	Less than $10.75	$11.16
Total Operating Cost	$14.00 - $15.00	Less than $14.00	$14.46
G&A Overhead ($/BOE)	$4.00 - $4.50	Less than $4.00	$4.36
Net Debt	$2.4 billion - $2.6 billion	Less than $2.4 billion	$3.5 billion
Net Debt/Book Capitalization	28% - 30%	Less than 28%	37%
Net Debt/EBITDAX (1)	1.1 - 1.3 times	Less than 1.1 times	1.7 times
Finding Cost ($/BOE) (2)	$14.00 - $18.00	Less than $14.00	$17.71
Reserve Replacement Percentage (3)	150% - 200%	Greater than 200%	279%
Return on Equity (4)	8.0% - 12.0%	Greater than 12.0%	9%
Return on Capital Employed (5)	6.0% - 9.0%	Greater than 9.0%	8%
____________

(1)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; gain or loss on extinguishment of debt; noncash effects from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; amortization of deferred revenue; and other noncash items.

(2)
"Finding Cost" is determined by dividing total costs incurred by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates excluding price revisions, purchases of minerals-in-place, improved recovery and extensions and discoveries. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

(3)
"Reserve Replacement Percentage" is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates excluding price revisions, purchases of minerals-in-place, improved recovery and extensions and discoveries divided by annual production of oil, natural gas liquids and gas, on a BOE basis.

(4)
"Return on Equity" is the quotient of (i) annual net income or loss before the after tax effects of gains or losses on dispositions of assets, noncash derivative gains or losses, impairment of oil and gas properties and income or loss from discontinued operations, divided by (ii) average total equity.

(5)
"Return on Capital Employed" is the quotient of (i) annual net income or loss before the after tax effects of gains or losses on dispositions of assets, noncash derivative gains or losses, impairment of oil and gas properties, interest expense and income or loss from discontinued operations, divided by (ii) the sum of the average carrying value of debt and average total equity.

In early 2013, the Compensation Committee determined that the Company had exceeded the baseline performance hurdle, permitting the payment to each NEO of up to the maximum bonus award opportunity of 2.5 times the NEO’s target bonus.

The Compensation Committee then reviewed and discussed the Company’s 2012 results with management as part of the Committee’s evaluation of the Company’s and the NEOs’ performance, including in relation to the above pre-established goals and stretch goals. The Committee did not apply a particular weighting to any achievement or goal, but it did believe that the following achievements merited particular attention:

•	Exceeded or met the stretch goals for production on an absolute and per share basis, and achieved the debt-adjusted production per share growth goal despite higher debt levels.

•	Significantly exceeded the stretch goal for reserves replacement percentage (279 percent compared to the stretch goal of 200 percent).

•
Met almost all other goals, other than those related to debt levels, and in that regard, the Compensation Committee considered that the increase in debt was attributable to the unbudgeted acquisition of the sand mine and ramp up in horizontal drilling, each of which is expected to significantly contribute to the Company’s future growth.

In addition to the strong performance against operating and financial goals, the Compensation Committee took note of several accomplishments of the executive team during 2012 that created substantial value for the Company, including:

•
Successfully drilled and completed 39 horizontal wells in the Wolfcamp Shale interval across the southern net 200,000 acres of the Company’s total gross 900,000 acre position, confirming the prospectivity of this area for horizontal drilling and resulting in horizontal production at the end of 2012 of approximately 5,000 BOEPD.

•
    Identified multiple prospective horizontal targets throughout the Company’s northern Wolfcamp/Spraberry acreage. As a result, commenced drilling program to appraise and delineate these targets, which include the Wolfcamp Shales, Jo Mill and Spraberry Shales.

•
Completed the acquisition of a U.S. industrial sands business (Premier Silica), which was a strategic opportunity to secure a long-term high-quality, low-cost and logistically-advantaged brown sand supply for a significant part of the Company’s current and future fracture stimulation requirements.

•
Established an industry-leading Sustainable Development Team and helped create FracFocus.org, a public website where participating companies disclose the chemicals used in oil and gas fracture stimulation operations in the United States.

•	Completed the sale of the Company’s South Africa operations, the Company’s last remaining international asset.

In addition to the above goals and results, the Compensation Committee also noted the increase in net asset value on a proved-reserves basis that the Company achieved during 2012. Each year, the Committee reviews with management the Company’s net asset value per share calculation based on a constant price model to understand changes to net asset value. Changes in net asset value are important in the Committee’s overall subjective assessment of the Company’s performance and one of the factors in the Committee’s determination of annual incentive bonus awards. The Committee also noted management’s Company-wide emphasis on safety, including the reduction in OSHA recordable and preventable vehicle incident rates.

Overall, the Compensation Committee concluded that the Company’s 2012 performance exceeded the Company’s goals, that management implemented appropriate strategies for 2012 and that management successfully implemented its business plan. Accordingly, the Committee, exercising its discretion, set the general bonus payout level for the Company’s executive officers for 2012 at 150 percent of target.

The Compensation Committee then reviewed the individual performance of the NEOs with Mr. Sheffield and concluded that each of the NEOs performed at a high level contributing to the Company’s success, but no individual NEO’s achievements merited bonus payments above the bonus payout level for the Company and all the NEOs as a whole.

The Committee met with the full Board to review Mr. Sheffield’s performance and concluded that in 2012 he continued to provide excellent leadership and strategic direction for the Company to position the Company as one of the top performing E&P companies, and to create a corporate culture where employees are fully engaged and goal-focused. Accordingly, Mr. Sheffield received the general bonus payout level for the other NEOs and the Company.

Long-Term Equity Incentives

Annual long-term incentive awards

In late 2011, the Compensation Committee began the process of determining the total dollar amount of the 2012 annual long-term incentive awards to be granted to each NEO by meeting with Meridian to review benchmarking data related to long-term incentive awards, including peers’ median award levels, in accordance with the Company’s compensation philosophy. In January 2012, the Committee then reviewed each NEO’s total compensation level and each NEO’s performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2012 annual long-term incentive award. Although the Committee reviews the size and current value of prior long-term incentive awards, it did not consider these values in determining the 2012 long-term incentive award for the NEOs. The Committee believes that prior years’ awards were a component of those specific years’ total compensation and were not excessive, and future awards should be competitive with the NEO’s current peer group positions in order to retain and motivate the NEO. At the Committee’s regularly scheduled February 2012 meeting, the Committee concluded that each NEO should be eligible for an annual long-term incentive award targeted at approximately the median level for the NEO’s position and accordingly made equity awards at that level.

The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs. As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian. The Compensation Committee approved retaining the mix of long-term incentives for NEOs for 2012 at 25 percent performance units, 25 percent stock options, and 50 percent restricted shares. The Committee believed this mix of long-term incentive awards provided a good balance of risk, where restricted stock awards are time-based, full value awards, which avoid an "all or nothing" mentality; stock options provide benefits based on the appreciation of the Company’s stock price on an absolute basis; and performance units provide benefits based on the performance of the Company’s stock price in relation to the Company’s peer group stock price.

For 2012, the approved dollar amounts of the long-term incentive awards granted to each NEO, and the allocation among the different types of awards, are shown in the table below. To arrive at the resulting number of restricted shares (or restricted stock units ("RSUs")) and target performance units awarded, the dollar value of the award was divided by the 30 trading day average closing price of the Company’s common stock prior to February 1, 2012. To arrive at the number of stock options awarded, the dollar value of the award was divided by a Black Scholes value of the Company’s stock, which was provided by Meridian.

		Allocation Among Awards(1)
NEO	Total Value	Restricted Stock/RSU Awards(2)	Performance Units	Stock Options
Scott D. Sheffield	$6,600,000	$3,300,000	$1,650,000	$1,650,000
Richard P. Dealy	2,200,000	1,100,000	550,000	550,000
Mark S. Berg	1,250,000	625,000	312,500	312,500
Chris J. Cheatwood	1,500,000	750,000	375,000	375,000
Timothy L. Dove	3,000,000	1,500,000	750,000	750,000
____________

(1)
These dollar amounts may vary from the amounts disclosed in the compensation tables below, which are calculated based on the grant date fair value of the awards in accordance with SEC rules. See the footnotes to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards table for further information regarding the methodology for determining the values of the awards for purposes of those tables.

(2)
As occurred in 2011, with regard to the awards to Messrs. Sheffield and Dealy and in recognition of their substantial involvement in the management of Pioneer Southwest, the Committee desired that, of the 50 percent award value allocated to restricted stock awards, 40 percent be allocated to restricted stock or RSUs of the Company and 10 percent be allocated to restricted common units of Pioneer Southwest. Accordingly, the Committee recommended to the Board of the general partner of Pioneer Southwest that it consider the grant to those executives, who are also executive officers of the general partner, of awards payable in common units of Pioneer Southwest, having substantially similar terms to the Company’s restricted stock awards. To arrive at the resulting number of Pioneer Southwest common units awarded, the dollar value of the award was divided by the 30 trading day average closing price of Pioneer Southwest common units prior to February 1, 2012. The Board of Directors of the general partner of Pioneer Southwest approved those awards in February 2012.

For the 2012 performance unit award program the Compensation Committee determined, as it has since it began awarding performance units in 2007, that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return ("TSR") over a three-year performance period. The Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance and provides the best alignment of the interests of management and the Company’s stockholders. The Committee also believes that the performance unit program provides a good balance to the stock option and restricted stock programs.

The peer group used in measuring relative TSR with respect to the performance unit grants in 2012 was the same group of eleven companies used in connection with the 2011 performance units award grant, except that Forest Oil Corporation ("Forest") and Quicksilver Resources Inc. ("Quicksilver") were replaced by QEP Resources, Inc. ("QEP") and Southwestern Energy Company ("Southwestern"), with the final group of companies being Apache Corporation ("Apache"), Chesapeake Energy Corporation ("Chesapeake"), Cimarex Energy Co. ("Cimarex"), Devon Energy Corporation ("Devon"), EOG Resources, Inc. ("EOG"), Newfield Exploration Company ("Newfield"), Noble Energy, Inc. ("Noble"), Plains Exploration and Production Company ("Plains"), Range Resources Corporation ("Range"), QEP and Southwestern. As depicted in the following table, the payout will range from zero percent to 250 percent of a target number of units based on the Company’s relative ranking in the peer group at the end of the three-year performance period ending December 31, 2014:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10 - 12	0%

Any earned units will be paid in stock, although the Committee has the discretion to cause the Company to pay earned units in cash. Dividends declared during the performance period will be paid at the end of the three-year performance period only as to shares paid for earned units up to a maximum of target shares. See the 2012 Grants of Plan-Based Awards table below, and the description of the performance units following the table, for additional information regarding the performance units.

The performance unit awards granted each year provide additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year. As depicted in the table below, for the period January 1, 2010 to December 31, 2012, the Company’s TSR resulted in a ranking of first place, providing a payout of 250 percent of target. Accordingly, the performance shares earned by the NEOs for the 2010 to 2012 performance period were as follows: Mr. Sheffield, 70,555 shares; Mr. Dealy, 19,243 shares; Mr. Berg, 11,418 shares; Mr. Cheatwood, 12,188 shares; and Mr. Dove, 31,558 shares.

Ranking	Company	TSR (%)
1	Pioneer	143
2	Noble	48
3	Plains	45
4	Range	35
5	EOG	34
6	Cimarex	26
7	Devon	(20)
8	Apache	(20)
9	Chesapeake	(27)
10	Newfield	(43)
11	Forest	(67)
12	Quicksilver	(77)

The following table shows the relative TSR rankings of the Company and each of the named companies for the currently outstanding performance unit awards, which have periods that began January 1, 2011, or two years into the three year performance period, and January 1, 2012, or one year into the three year performance period.

Rank	Period Beginning January 1, 2011		Period Beginning January 1, 2012
	Company	TSR	Company	TSR
1	Range	54%	EOG	20%
2	Plains	32%	Pioneer	18%
3	EOG	31%	Plains	14%
4	Pioneer	29%	Noble	6%
5	Noble	19%	Range	(2)%
6	Chesapeake	(23)%	Southwestern	(6)%
7	Devon	(25)%	Cimarex	(7)%
8	Cimarex	(29)%	QEP	(9)%
9	Apache	(30)%	Devon	(15)%
10	Newfield	(63)%	Apache	(17)%
11	Quicksilver	(78)%	Chesapeake	(28)%
12	Forest	(81)%	Newfield	(38)%

To demonstrate the pay-for-performance nature of the performance unit program, the following table shows the resulting realized value of the performance unit program for performance units awards granted to the CEO since the program began in 2007:

Performance Period	Minimum Payout of Shares	Target Payout of Shares	Maximum Payout of Shares	Actual Earned Date	TSR Ranking	Payout % of Target	Actual Payout of Shares
1/1/2007-12/31/2009	0	34,998	87,495	12/31/2009	7	75	26,249
1/1/2008-12/31/2010	0	38,478	96,195	12/31/2010	2	200	76,956
1/1/2009-12/31/2011	0	60,459	151,148	12/31/2011	1	250	151,148
1/1/2010-12/31/2012	0	28,222	70,555	12/31/2012	1	250	70,555
1/1/2011-12/31/2013	0	16,065	40,163	12/31/2013	Not yet determined
1/1/2012-12/31/2014	0	17,553	43,883	12/31/2014	Not yet determined

In administering the annual long-term incentive plan, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled February Compensation Committee meeting.

•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.

•	All annual awards cliff vest after three years.

Retention grant of long-term incentive awards

In August 2011, the Compensation Committee and Mr. Sheffield started discussions regarding their concerns about the retention of the Company’s NEOs and other key employees in light of the extremely competitive environment for experienced oil and gas industry executive talent. The Committee recognized that the Company’s management team is highly respected and delivered the best TSR of the energy companies in the S&P 500 and the fourth best returns of all companies in the S&P 500 for the 2009 through 2011 period and could be targeted for employment by competitors and private equity investors. To manage the risk of losing key members of the management team, the Committee determined that each NEO, excluding Mr. Sheffield, should receive a special 2012 retention award consisting of restricted shares having values approximating the values of their 2012 annual LTIP awards. Because these awards were designed to emphasize retention and long-term value creation, the Committee determined that these awards should have a longer vesting period than the Company’s typical equity awards. Accordingly, these retention awards vest over a five-year period, with (i) the initial one-third installment vesting on the third anniversary of the date of grant, (ii) the next one-third installment vesting on the fourth anniversary of the date of grant, and (iii) the final one-third installment vesting on the fifth anniversary of the date of grant, such that the award is 100% vested in February 2017, subject to continuing employment. The Committee also reviewed these retention and compensation issues with Meridian.

The dollar amounts of the retention awards granted to each NEO were as follows:

NEO	Designated Value (1)
Scott D Sheffield	$-
Richard P. Dealy	$2,200,000
Mark S. Berg	$1,250,000
Chris J. Cheatwood	$1,500,000
Timothy L. Dove	$3,000,000
____________

(1)
These dollar amounts may vary from the amounts disclosed in the compensation tables below, which are calculated based on the grant date fair value of the award in accordance with the grant date fair value of the award in accordance with FASB ASC Topic 718 as required by SEC rules. See the footnotes to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards table for further information regarding the methodology for determining the values of the retention awards for purposes of those tables.

Actions Taken in 2012 and 2013 to Further Strengthen Executive Compensation Practices

The Compensation Committee continually monitors developing practices in the area of executive compensation, and in furtherance of the Committee’s pay for performance compensation philosophy, determined that replacing the stock option portion of long-term incentive awards with performance units would create better alignment with the pay for performance philosophy without increasing the level of risk. Accordingly, beginning with the grant of long-term incentive compensation in February 2013, the mix of long-term incentives for NEOs will be 50 percent performance units and 50 percent restricted shares.

In addition, the Company has taken the following key actions:

•	removed excise tax gross ups from the executive officers’ change in control agreements. See "— Severance and Change in Control Arrangements" below.

•	adopted a clawback policy. See "— Policy on Recovery of Compensation and Clawbacks" below.

Total Direct Compensation

In determining the extent to which the Company’s executive compensation program meets the Compensation Committee’s compensation philosophy and objectives, the Committee emphasizes the competitiveness of total compensation (the aggregate of base salary, annual cash bonus, and the value of long-term incentives) rather than just the individual compensation components. In reviewing the benchmarking data from Meridian’s industry study and discussing with Meridian the pay practices of the Company’s peers, the Committee concluded that for 2012, all NEOs, including Mr. Sheffield, were at approximately the median level for total compensation, excluding the impact of the retention awards described above, which the Committee viewed as being independent of annual total direct compensation.

Committee Consideration of 2012 Stockholder Advisory Vote to Approve 2011 Executive Compensation

In each of the last two years, the Company received a favorable advisory vote on its executive compensation program, with over 92 percent of the Company’s shares being voted to approve the executive compensation program pursuant to the most recent advisory vote that occurred in 2012. The Compensation Committee believes this affirms the stockholders’ support of the Company’s executive compensation program, and the Committee did not change its approach in 2012 based on the results of the advisory vote with respect to 2011 compensation. The Committee will continue to monitor and consider the outcomes of future advisory votes on the Company’s executive compensation program when making compensation decisions for the Company’s executive officers.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites and retirement benefits as components of total compensation is important in attracting and retaining qualified personnel; however, because the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits. The Company’s perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers. The Company also pays for the costs for the NEOs’ spouses to participate in certain business dinners or events, which the Company expects to be minimal; however, the Company does not reimburse Mr. Sheffield for any transportation expenses for his spouse. Additionally, the Company pays the premium for a $1,000,000 term life insurance policy for Mr. Sheffield.

Each year, the Company purchases a certain number of hours of flight time through a fractional aircraft ownership arrangement. These hours are made available for business use to the executive officers and other employees of the Company. The Company’s policy is to not permit employees, including executive officers, to use these hours for personal use. The Company expects there will be occasions when a personal guest (including a family member) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

The Company’s NEOs participate in the Company’s welfare benefit plans on the same basis as the Company’s other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company’s defined contribution 401(k) retirement plan. The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant. The participant’s contributions are fully vested at all times, and the Company’s matching contributions vest over the first four years of service, after which the matching contributions vest immediately. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments. The Company provides a matching contribution equal to the NEO’s contribution, but limited to a maximum of ten percent of base salary. The Company’s matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant’s investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company. The Company believes the plan is administered in operational compliance with all applicable rules and law. For more information on the deferred compensation plan provisions, see the 2012 Non-Qualified Deferred Compensation section below.

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to recruit and retain executives, provide continuity of management in the event of an actual or threatened change in control and provide the executive with the security to make decisions that are in the best long-term interest of the stockholders.

As discussed above, the change in control agreements with the Company’s executive officers were amended to remove excise tax gross ups from the agreements, and it is the Company’s policy that it will not provide such gross up benefits in future change in control or severance agreements.

The terms of these agreements are described later in "Potential Payments Upon Termination or Change in Control."

Stock Ownership Guidelines

To support the commitment to significant stock ownership by NEOs, the Company's common stock ownership guidelines are as follows:

•	For the Chairman of the Board and CEO, ownership of stock with a value equal to at least six times annual base salary.

•	For the President and Chief Operating Officer, ownership of stock with a value equal to at least five times annual base salary.

•	For other NEOs, ownership of stock with a value equal to at least three times annual base salary.

•	An NEO generally has three years after becoming an executive officer to meet the stock ownership guideline.

In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings. All NEOs, including Mr. Sheffield, exceeded their minimum ownership guidelines. Given these significant requirements for stock ownership and the executives’ historical levels of actual stock ownership, the Committee does not believe that it is necessary to adopt a separate policy requiring executives to retain stock following the vesting or exercise of their long-term incentive awards.

Prohibited Equity Transactions

The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company’s policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC’s Rule 10b5-1, would permit the sale of the Company’s stock including at times when the director or executive officer is in the possession of material nonpublic information.

Policy on Recovery of Compensation and Clawbacks

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the New York Stock Exchange will be required to adopt rules that will require the Company to develop and implement a policy providing that the Company will recover from executive officers who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Although the applicable rules have not yet been adopted, in February 2013 the Board adopted a clawback policy under which the Board, or a committee of the Board, will have the right to cause the reimbursement by an executive officer of the Company (including the NEOs) of all or a portion of certain incentive compensation if:

•	the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements,

•	the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement, and

•	a lower payment would have been made to the executive officer based upon the restated financial results.

The policy is applicable to the performance units and annual cash bonuses commencing with the year the policy was adopted, and provides for a look-back period of up to three years.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers, including the NEOs. Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnitee's right to indemnification, whether or not wholly successful. The Company also maintains customary directors' and officers' insurance coverage.

Deductibility of Executive Compensation

The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs (other than the Chief Financial Officer) in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Internal Revenue Code of 1986, as amended. Non-deductibility results in additional tax costs to the Company.

The Company’s annual cash bonus incentive payments, awards under the performance unit award program, and stock option awards granted by the Company are designed to qualify for deductibility under Section 162(m), but the restricted stock and RSU awards do not qualify as performance-based compensation under Section 162(m). Accordingly, certain portions of compensation paid to the Company's NEOs in 2012 that exceeded $1,000,000 are not deductible. The Compensation Committee believes it is in the best interest of stockholders to use restricted stock and RSUs as a part of the NEOs’ long-term incentive awards.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference to such filing.

During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the Securities and Exchange Commission, the Compensation and Management Development Committee of the Board of Directors:

•	reviewed and discussed the disclosure set forth under the heading "Compensation Discussion and Analysis" with management as required by Item 402(b) of Regulation S-K; and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation and Management Development Committee of the Board of Directors,

Edison C. Buchanan, Chairman
Andrew F. Cates
J. Kenneth Thompson

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The compensation paid to the Company's executive officers generally consists of a base salary, annual incentive bonus payments, awards of restricted stock or RSUs, performance units, stock options and similar awards under long-term incentive plans, contributions to the Company's non-qualified deferred compensation plan, contributions to the Company's defined contribution 401(k) retirement plan and miscellaneous perquisites, which elements of compensation are described in greater detail above in the "Compensation Discussion and Analysis" and in the tables that follow. The following table summarizes the total compensation for 2012, 2011 and 2010 awarded to, earned by or paid to the NEOs:

						Non-Equity	All other
				Stock	Option	Incentive Plan	Comp-
Name and			Bonus	Awards	Awards	Comp-	ensation
Principal		Salary	(1)	(2)	(2)	ensation (1)	(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Scott D. Sheffield, Chairman of the Board and Chief Executive Officer	2012	$956,001	$-	$6,913,317	$2,039,499	$1,434,000	$146,134	$11,488,951
	2011	$956,001	$-	$5,315,904	$1,592,382	$1,720,800	$142,011	$9,727,098
	2010	$956,001	$2,007,600	$4,468,544	$1,046,760	$-	$134,678	$8,613,583

Richard P. Dealy, Executive Vice President and Chief Financial Officer	2012	$406,001	$-	$4,966,915	$679,871	$517,650	$68,148	$6,638,586
	2011	$406,001	$-	$1,857,114	$556,277	$690,200	$73,551	$3,583,143
	2010	$406,001	$730,800	$1,218,693	$285,480	$-	$66,922	$2,707,896

Mark S. Berg, Executive Vice President and General Counsel	2012	$376,002	$-	$2,842,955	$386,318	$423,000	$72,454	$4,100,729
	2011	$376,002	$-	$931,760	$278,163	$564,000	$73,033	$2,222,958
	2010	$376,002	$592,200	$720,307	$169,385	$-	$71,842	$1,929,736

Chris J. Cheatwood, Executive Vice President, Business Development and Geoscience	2012	$376,002	$-	$3,411,500	$463,548	$423,000	$74,675	$4,748,725
	2011	$376,002	$-	$1,118,145	$333,776	$564,000	$74,010	$2,465,933
	2010	$376,002	$658,000	$768,885	$180,804	$-	$75,896	$2,059,587

Timothy L. Dove, President and Chief Operating Officer	2012	$531,001	$-	$6,822,942	$927,096	$796,500	$87,174	$9,164,713
	2011	$531,001	$-	$2,585,751	$771,832	$849,600	$82,750	$4,820,934
	2010	$531,001	$1,062,000	$1,990,900	$468,187	$-	$80,662	$4,132,750

______________

(1)
Bonus amounts in column (d) represent discretionary bonuses earned during 2010 under the Company's annual incentive bonus program that were paid during March 2011. Although, in determining these discretionary bonuses, the Company’s Compensation Committee considered certain pre-established performance goals, the amounts actually paid were determined pursuant to the Committee’s subjective evaluation of the performance of the Company and the NEOs. Commencing with 2011, the Committee approved an annual cash bonus incentive program, which is described above, pursuant to which the Committee established a baseline performance hurdle the achievement of which was a condition to the payment of a cash bonus to the NEOs. The amounts in column (g) reflect the actual payouts under this annual cash bonus incentive program for 2012 and 2011, which were paid in March of the following year.

(2)
Amounts reported for Stock Awards and Option Awards represent the grant date fair value of restricted stock, RSUs, performance unit and stock option awards, computed in accordance with FASB ASC Topic 718.  The amounts in 2012 for Messrs. Dealy, Berg, Cheatwood and Dove include the grant date fair value of the retention awards granted in February 2012 as discussed above. Stock awards for Messrs. Sheffield and Dealy include grants by the general partner of Pioneer Southwest of phantom unit awards that, if vested, will be settled in common units of Pioneer Southwest. These phantom unit awards are also reported based on their grant date fair value, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The values shown for restricted stock, RSUs and phantom unit awards are based on the market-quoted closing price of the Company's common stock and Pioneer Southwest’s common units, as applicable, on the last business day prior to the grant date of the awards. Stock option awards are valued as of the grant dates using the Black-Scholes option pricing model. The Company's performance units are valued using the Monte Carlo simulation method assuming a target number of shares would be issued because this is deemed to be the "probable" payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to performance units can range from zero percent to 250 percent of a target number of units based on relative ranking of the Company’s TSR in comparison to the peer group over the three-year performance period. If the Company's performance is below the threshold performance, no shares will be paid. If the Company’s performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2012 would be as follows: Mr. Sheffield, $7,572,740; Mr. Dealy, $2,524,304; Mr. Berg, $1,434,546; Mr. Cheatwood, $1,721,352; and Mr. Dove, $3,442,359. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and under the 2012 Grants of Plan-Based Awards table below. For additional information regarding restricted stock, RSUs, performance units, stock options and phantom units in Pioneer Southwest, as applicable, owned by the NEOs as of December 31, 2012, see below under "2012 Outstanding Equity Awards at Fiscal Year End."

(3)
Amounts reported for All Other Compensation include the Company contributions to the NEOs' 401(k) retirement accounts and non-qualified deferred compensation plan, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2012
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove
401(k) contributions	$25,000	$25,000	$25,000	$25,000	$25,000
Non-qualified deferred compensation plan contributions	95,600	40,600	37,000	37,600	53,100
Life insurance premiums	10,384	1,373	1,940	1,940	6,165
Non-tobacco use credit (a)	300	300	300	-	240
Financial counseling	13,353	875	8,000	10,135	-
Spousal travel & entertainment costs (b)	1,497	-	214	-	2,669
	$146,134	$68,148	$72,454	$74,675	$87,174

______________

(a)	The non-tobacco use credit represents a credit received by employees enrolled under the Company’s medical plan who do not use tobacco.

(b)
Spousal travel & entertainment costs are included to the extent of the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

Mr. Sheffield, directly or indirectly, holds working interests in wells operated by the Company or a subsidiary of the Company. These interests were initially acquired in 1990 or earlier with his personal funds pursuant to a program offered by the Company's predecessor. As such, Mr. Sheffield participates in the costs and revenues attributable to these working interests in accordance with customary industry terms. During 2012, the aggregate amount of the distributions made to Mr. Sheffield was $18,094 (this amount is not included in the Summary Compensation Table).

2012 Grants of Plan-Based Awards

The following table sets forth, for each NEO, information about grants of plan-based awards during 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (6) (#) (j)	Exercise or Base Price of Option Awards (7) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (8) ($) (l)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scott D. Sheffield	02/22/2012	-	$956,000	$2,390,000				28,085(3)			$3,194,950
	02/22/2012				4,383	17,533	43,883				$3,029,063
	02/22/2012								36,232	$113.76	$2,039,499
	02/22/2012							24,618(4)			$689,304
Richard P. Dealy	2/22/2012	-	$345,100	$862,750				9,362(3)			$1,065,021
	02/22/2012				1,463	5,851	14,628				$1,009,687
	02/22/2012								12,078	$113.76	$679,871
	02/22/2012							23,404(5)			$2,662,439
	02/22/2012							8,206(4)			$229,768
Mark S. Berg	02/22/2012	-	$282,000	$705,000				6,649(3)			$756,390
	02/22/2012				831	3,325	8,313				$573,784
	02/22/2012								6,863	$113.76	$386,318
	02/22/2012							13,298(5)			$1,512,780
Chris J. Cheatwood	02/22/2012	-	$282,000	$705,000				7,979(3)			$907,691
	02/22/2012				998	3,990	9,975				$688,541
	02/22/2012								8,235	$113.76	$463,548
	02/22/2012							15,957(5)			$1,815,268
Timothy L. Dove	02/22/2012	-	$531,000	$1,327,500				15,958(3)			$1,815,382
	02/22/2012				1,995	7,979	19,948				$1,376,909
	02/22/2012								16,470	$113.76	$927,096
	02/22/2012							31,915(5)			$3,630,650
______________

(1)
The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payment levels with respect to the Company’s 2012 annual cash bonus incentive program under the Company’s 2006 Long-Term Incentive Plan, as discussed above. If the Company’s performance does not exceed the minimum baseline performance hurdle, then the payout under this program will be zero. The amounts shown in the "Target" column reflect a payout of 100 percent of the target bonus, and the amounts shown in the "Maximum" column reflect the highest possible payout of 250 percent of target bonus. Actual bonus payouts for 2012, which were paid in March 2013, are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payment levels with respect to the grants of performance units in 2012 under the Company’s 2006 Long-Term Incentive Plan. The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the number of performance units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the "Target" column reflects a payout of 100 percent of the number of performance units granted. The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the number of performance units granted.

(3)
The amounts reported are the number of restricted shares of the Company’s common stock or RSUs granted to each NEO in 2012 under the Company’s 2006 Long-Term Incentive Plan in connection with the annual grant of awards as described above.

(4)
The amounts reported are the number of phantom units to be settled in common units of Pioneer Southwest, which phantom units were awarded by the general partner of Pioneer Southwest in 2012 under Pioneer Southwest’s 2008 Long-Term Incentive Plan.

(5)
The amounts reported are the number of restricted shares of the Company’s common stock or RSUs granted to each NEO in 2012 under the Company’s 2006 Long-Term Incentive Plan in connection with the grant of retention awards as described above.

(6)	The amounts reported in this column are the number of stock options granted to each NEO in 2012 under the Company’s 2006 Long-Term Incentive Plan.

(7)
As required under the terms of the Company’s 2006 Long-Term Incentive Plan, the $113.76 exercise price of the stock options was equal to the "Fair Market Value" of the Company's common stock on the date of grant, which is defined to be the closing price of the Company’s common stock on the last trading day prior to the date of grant (in this case on February 21, 2012).

(8)
Amounts for restricted stock, RSUs, performance units, stock options and Pioneer Southwest phantom unit awards represent each award’s grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2012 Grants of Plan-Based Awards Table

The 2012 annual cash incentive bonus awards and the 2012 awards of performance units, restricted stock, RSUs and stock options were granted under the Company's 2006 Long-Term Incentive Plan. The Pioneer Southwest phantom units were awarded by the general partner of Pioneer Southwest under its 2008 Long-Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments Upon Termination or Change in Control."

Annual Cash Bonus Incentives

The 2012 annual cash bonus incentive program included a baseline performance hurdle, the achievement of which was a condition to the payment of any cash bonuses to the NEOs for 2012. The baseline performance hurdle required the Company to achieve cash flow from operations of at least $1.4 billion. In early 2013, the Committee determined that the Company had exceeded the baseline performance hurdle for 2012 and, as a result, each NEO was eligible to receive an annual cash bonus payment up to the maximum bonus award opportunity of 2.5 times the NEO’s target bonus. The dollar values of the target and maximum bonus award opportunities for each NEO are reported in the "2012 Grants of Plan-Based Awards Table" above. In determining the actual amounts paid to the NEOs for 2012, the Committee applied its subjective judgment, taking into account the Company’s performance in light of industry conditions and opportunities and each NEO’s performance, as described in greater detail above under "Compensation Discussion & Analysis—Elements of the Company’s Compensation Program—Annual Cash Bonus Incentives." The amounts actually paid to each NEO with respect to the 2012 annual bonus incentives are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the initial number of performance units awarded, contingent on the continued employment of the NEO and the Company's achievement of the specified performance objective at the end of the performance period. The 2012 awards have a three-year performance period (January 2012 to December 2014), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the following peer companies: Apache, Chesapeake, Cimarex, Devon, EOG, Newfield, Noble, Plains, QEP, Range and Southwestern, in accordance with the following:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10 - 12	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period.

Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the initial number awarded, which will be paid at the time the performance units are settled.

If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO's employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the initial number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"); (2) if the NEO's employment is terminated due to the NEO’s normal retirement on or after the attainment of age 60, the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction; (3) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO's employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective will be measured based on the Company's actual performance as of that date.

Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis — Elements of the Company's Compensation Program — Long-Term Equity Incentives."

Restricted Stock and RSUs

Annual Awards. In general, the restricted stock awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to vote with holders of the Company’s common stock and receive dividends on the shares at the same rate and time as other stockholders. RSU awards are similar to restricted stock awards in that they vest on the third anniversary of the date of grant and are settled in common stock of the Company, subject to the NEO remaining employed with the Company continuously through the vesting date, and the NEO has the right to receive payments equivalent to the dividends paid on the common stock at the same rate and time as other stockholders; however, the NEO has no voting rights in respect of RSUs.

The vesting of the restricted shares and RSUs will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares or RSUs will vest equal to the total number of shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares or RSUs subject to their awards will vest in full.

Retention Awards. The retention awards granted to the NEOs consist of restricted stock awards or RSUs awards that vest in equal one-third installments on the third, fourth, and fifth anniversaries of the date of grant, subject to the NEO remaining employed with the Company continuously through each vesting date. As with the annual awards, the restricted shares and RSUs granted as retention awards entitle the NEO to receive dividends, or dividend equivalent payments, on the shares at the same rate and time as other stockholders, but only restricted shares entitle the NEOs to vote the underlying shares as the NEOs have no voting rights in respect of the RSUs.

The vesting of the retention awards will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, and (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, (x) prior to the third anniversary of the date of grant, then all of the restricted shares or RSUs subject to the award will be forfeited to the Company, or (y) after the third anniversary, then a number of restricted shares will vest equal to the total number of remaining unvested shares subject to the award multiplied by a fraction, the numerator of which is the difference equal to the number of months since the date of grant minus 36 and the denominator of which is 24.

Stock Options

In general, the stock options vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. The stock options have a ten-year term with an exercise price equivalent to the closing price of the Company’s common stock on the date immediately prior to the date of grant. The vesting of the stock options will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the

Company for cause or by the NEO without good reason, all of the stock options will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of stock options will vest equal to the total number of stock options subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminated their employment for good reason, all of the stock options subject to their awards will vest in full.

Pioneer Southwest Phantom Units

In general, the phantom unit awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company or an affiliate continuously through the vesting date. Upon vesting, the phantom units entitle the holder to receive common units of Pioneer Southwest equal to the number of vested phantom units. The phantom units were granted with distribution equivalent rights, which means that, while an NEO holds phantom units, he is entitled to receive distributions on the common units underlying the phantom units at the same rate and time as limited partners of Pioneer Southwest. Any distributions received by the NEOs are vested upon receipt and are not subject to forfeiture. The vesting of the phantom units will accelerate in full upon a change in control of Pioneer Southwest or the Company. In addition, if an NEO terminates employment with the Company or an affiliate prior to the vesting date, the rules described above with respect to restricted stock will also apply to the phantom units.

For purposes of the Pioneer Southwest phantom unit awards, the term "change in control" of the Company is defined by reference to the Company’s 2006 Long-Term Incentive Plan, and the terms "cause," "good reason," and "disability" are defined by reference to the NEOs’ severance agreements, which definitions can be found below in "Potential Payments Upon Termination or Change in Control." A "change in control" of Pioneer Southwest generally includes the occurrence of any of the following events or circumstances: (1) any transaction resulting in Pioneer Southwest ceasing to be controlled by the Company; (2) the limited partners of Pioneer Southwest approve a plan of complete liquidation of Pioneer Southwest; (3) the sale or other disposition by either the general partner of Pioneer Southwest or Pioneer Southwest of all or substantially all of its assets to an entity other than the general partner or an affiliate of the general partner; or (4) a transaction resulting in an entity other than the Company or one of its affiliates being the general partner of Pioneer Southwest.

2012 Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each NEO, information regarding stock options, restricted stock, RSUs, performance units and Pioneer Southwest phantom units that were held as of December 31, 2012, including awards that were granted prior to 2012:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock that have not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (1) ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Scott D. Sheffield		44,000 (2)	$47.10	02/16/2020	45,156 (5)	$4,813,178	28,114 (11)	$2,996,671
		32,098 (3)	$98.69	02/15/2021	25,704 (6)	$2,739,789	43,883 (12)	$4,677,489
		36,232 (4)	$113.76	02/22/2022	28,085 (7)	$2,993,580
					24,144 (8)	$548,069
					19,140 (9)	$434,478
					24,618 (10)	$558,829
Richard P. Dealy	30,368 (13)		$15.62	02/18/2019	12,315 (5)	$1,312,656	9,821 (11)	$1,046,820
		12,000 (2)	$47.10	02/16/2020	8,980 (6)	$957,178	14,628 (12)	$1,559,199
		11,213 (3)	$98.69	02/15/2021	9,362 (7)	$997,896
		12,078 (4)	$113.76	02/22/2022	23,404 (14)	$2,494,632
					6,585 (8)	$149,480
					6,687 (9)	$151,795
					8,206 (10)	$186,276
Mark S. Berg		7,120 (2)	$47.10	02/16/2020	9,134 (5)	$973,593	4,911 (11)	$523,463
		5,607 (3)	$98.69	02/15/2021	5,612 (6)	$598,183	8,313 (12)	$886,083
		6,863 (4)	$113.76	02/22/2022	6,649 (7)	$708,717
					13,298 (14)	$1,417,433
Chris J. Cheatwood	10,363 (13)		$15.62	02/18/2019	9,750 (5)	$1,039,253	5,892 (11)	$628,028
		7,600 (2)	$47.10	02/16/2020	6,735 (6)	$717,884	9,975 (12)	$1,063,235
		6,728 (3)	$98.69	02/15/2021	7,979 (7)	$850,482
		8,235 (4)	$113.76	02/22/2022	15,957 (14)	$1,700,856
Timothy L. Dove	66,100 (13)		$15.62	02/18/2019	25,246 (5)	$2,690,971	13,627 (11)	$1,452,502
		19,680 (2)	$47.10	02/16/2020	15,574 (6)	$1,660,033	19,948 (12)	$2,126,257
		15,558 (3)	$98.69	02/15/2021	15,958 (7)	$1,700,963
		16,470 (4)	$113.76	02/22/2022	31,915 (14)	$3,401,819
______________

(1)
Amounts in column (g) represent shares of the Company’s common stock, or common units of Pioneer Southwest, underlying restricted stock, RSUs or phantom units unvested as of December 31, 2012, and amounts in column (i) represent performance units which will vest, if at all, in amounts that depend on the relative performance of the Company’s common stock over a three-year performance period, all as described below. Dollar amounts in columns (h) and (j) are based on the closing price of $106.59 of the Company's common stock or the closing price of $22.70 of Pioneer Southwest’s common units on December 31, 2012, as applicable. In addition to the vesting schedules described below, the vesting of all awards will accelerate upon a change in control, and the termination of the NEO's employment prior to the vesting date will affect the vesting of the award, all as described above in the section entitled "Narrative Disclosure for the 2012 Grants of Plan Based Awards Table."

(2)	This award of stock options vested in full on February 16, 2013, which was the third anniversary of the grant date, but these options were unexercisable on December 31, 2012.

(3)	This award of stock options vests in full on February 15, 2014, which is the third anniversary of the grant date.

(4)	This award of stock options vests in full on February 22, 2015, which is the third anniversary of the grant date.

(5)	This award of restricted stock vested in full on February 16, 2013, which was the third anniversary of the grant date, but was outstanding on December 31, 2012.

(6)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vests in full on February 15, 2014, which is the third anniversary of the grant date.

(7)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vests in full on February 22, 2015, which is the third anniversary of the grant date.

(8)	This award of Pioneer Southwest phantom units vested in full on March 4, 2013, which was the third anniversary of the grant date, but was outstanding on December 31, 2012.

(9)	This award of Pioneer Southwest phantom units vests in full on February 15, 2014, which is the third anniversary of the grant date.

(10)	This award of Pioneer Southwest phantom units vests in full on February 22, 2015, which is the third anniversary of the grant date.

(11)
This award of performance units was made in 2011 and has a three-year performance period (January 2011 to December 2013). The number of shares reported represents the number of performance units that would vest on December 31, 2014 if the Company’s relative TSR resulted in a ranking of third out of the twelve peer companies, which would be 175% of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2012 Grants of Plan-Based Awards Table." As of December 31, 2012, the Company’s relative TSR for this performance period would have resulted in a ranking of fourth place.

(12)
This award of performance units was made in 2012 and has a three-year performance period (January 2012 to December 2014). The conditions for vesting of this award are described above in "Narrative Disclosure for the 2012 Grants of Plan Based Awards Table." The number of shares reported represents the number of performance units that would vest on December 31, 2014 if the Company’s relative TSR resulted in a ranking of first out of the twelve peer companies, which would be 250% of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2012 Grants of Plan-Based Awards Table." As of December 31, 2012, the Company’s relative TSR for this performance period would have resulted in a ranking of second place.

(13)	This award of stock options vested in full on February 18, 2012, which was the third anniversary of the grant date.

(14)
This retention award of restricted stock, or RSUs in the case of Mr. Dove, does not begin to vest until February 22, 2015, which is the third anniversary of the date of grant, at which time it begins vesting in equal one-third increments.

2012 Option Exercises and Stock Vested

The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2012:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Scott D. Sheffield	115,337	$10,280,795	120,919 70,555 (3)	$ $	13,744,863 (2) 7,520,457 (3)
Richard P. Dealy	10,000	$872,000	42,322 19,243 (3)	$ $	4,810,742 (2) 2,051,111(3)
Mark S. Berg	24,509	$2,148,214	25,696 11,418 (3)	$ $	2,920,864 (2) 1,217,045 (3)
Chris J. Cheatwood	15,000	$1,303,178	26,590 12,188 (3)	$ $	3,022,485 (2) 1,299,119 (3)
Timothy L. Dove	1,400	$136,556	70,768 31,558 (3)	$ $	8,044,199 (2) 3,363,767 (3)
______________

(1)
The value realized per share acquired is based on the difference between the closing price per share of the Company's common stock on the date of exercise and the exercise price per share of the stock options.

(2)
The value realized with respect to vesting of restricted stock is based on the closing price per share of $113.67 of the Company's common stock on February 17, 2012, the most recent closing price of the Company’s common stock prior to the date of vesting of the awards on February 18, 2012.

(3)
These shares vested as of December 31, 2012, in respect of the performance unit awards granted in 2010, with the number of shares of stock earned with respect to such awards determined on the basis of the Company’s achievement of performance objectives for the performance period beginning January 1, 2010 and ending on December 31, 2012. For this performance period, the Company’s TSR resulted in a ranking of first place, providing a payout of 250 percent of the "Target" number of performance units awarded, in accordance with the table in the section above entitled "Narrative Disclosure for the 2012 Grants of Plan-Based Awards Table." The value realized with respect to these earned performance units is based on the closing price of $106.59 of the Company's common stock on December 31, 2012.

Pension Benefits

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2012 Non-Qualified Deferred Compensation

The Company's NEOs participate in a Company-sponsored defined contribution 401(k) retirement plan and a non-qualified deferred compensation plan. The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name (a)	Executive Contributions in Last FY (1) ($)(b)	Registrant Contributions in Last FY (2) ($)(c)	Aggregate Earnings in Last FY (3) ($)(d)	Aggregate Balance at Last FYE (4) ($)(f)
Scott D. Sheffield	$95,600	$95,600	$652,906	$5,628,285
Richard P. Dealy	$60,900	$40,600	$151,957	$1,550,247
Mark S. Berg	$37,000	$37,000	$5,391	$582,320
Chris Cheatwood	$94,000	$37,600	$148,763	$1,384,931
Timothy L. Dove	$53,100	$53,100	$218,415	$1,723,017
______________

(1)
The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" for 2012.

(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table" for 2012.

(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2012 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2012, of the contributions to the Company’s non-qualified deferred compensation plan made by that NEO and the Company for the NEO’s account, and any earnings on these amounts, since the NEO began participating in the plan. The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO’s compensation was required to be reported for the NEO pursuant to SEC rules) in its Summary Compensation Table since the 2006 fiscal year. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Sheffield, $2,433,255; Mr. Dealy, $769,904; Mr. Berg, $348,766; Mr. Cheatwood, $741,857; and Mr. Dove, $883,305.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments. In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary. The Company's matching contribution vests immediately.

The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2012 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire. An executive is permitted to change his or her investment choices at any time. The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2012, all of which were also investments options available to participants in the Company’s tax-qualified 401(k) retirement plan for 2012, with the annual rate of return for each fund:

Investment Funds	Rate of Return
500 Index Fund Inv	15.82%
American Funds EuroPacific Gr R4	19.22%
Artisan Mid Cap Value Investor	11.39%
Columbia Acorn International Z	21.60%
Eagle Small Cap Value Inv	14.60%
Extended Mkt Index Inv	18.31%
Inflation-Protect Sec Inv	6.78%
Inter-Term Treasury Inv	2.67%
Invesco Real Estate Institutional	16.99%
JPMorgan Small Cap Equity Sel	18.10%
Loomis Sayles Bond Instl	15.13%
Oppenheimer Developing Markets Y	21.29%
PIMCO Total Return Admin	10.10%
Prime Money Mkt Fund	0.04%
PRIMECAP Fund Investor	15.27%
Prudential Jennison Natural Resources A	-2.72%
Royce Premier Service	11.14%
Royce Total Return Instl	14.48%
T. Rowe Price Mid-Cap Growth	13.91%
Target Retirement 2010	10.12%
Target Retirement 2015	11.37%
Target Retirement 2020	12.35%
Target Retirement 2025	13.29%
Target Retirement 2030	14.24%
Target Retirement 2035	15.16%
Target Retirement 2040	15.56%
Target Retirement 2045	15.58%
Target Retirement 2050	15.58%
Target Retirement 2055	15.58%
Target Retirement 2060	—
Target Retirement Income	8.23%
Templeton Global Bond A	15.81%
Total Bond Mkt Index Inv	4.05%
Total Intl Stock Ix Inv	18.14%
Total Stock Mkt Idx Inv	16.25%
Wellington Fund Inv	12.57%
Windsor II Fund Inv	16.72%

A participant's vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments. Participants elect to receive this account balance under the Company’s non-qualified deferred compensation plan either upon separation from service or the first day of the plan year following the participant’s separation from service. Payments upon separation from service will be delayed six months in accordance with Section 409A of the Internal Revenue Code in the event a participant is a "specified employee" for purposes of Section 409A.

A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant’s spouse, the participant’s beneficiary or the participant’s dependent, (b) a loss of the participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment. The plan relies upon the definition of a "change in control" as it exists in the Company’s 2006 Long-Term Incentive Plan at the time of occurrence of the change in control.

If a participant dies prior to the complete payment of his account, the entire amount remaining under the non-qualified deferred compensation plan will be paid in a single lump sum cash payment to the participant’s beneficiary in the first calendar quarter following the participant’s death.

Potential Payments Upon Termination or Change in Control

The Company is party to severance agreements and change in control agreements with each of its executive officers listed in the section entitled "Directors and Executive Officers." Salaries and annual incentive bonuses are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries at its discretion.

Equity Awards

For information about accelerated vesting of various equity awards, see the Narrative Disclosure for the 2012 Grants of Plan-Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.

Severance Agreements

The severance agreements provide for the following payments upon a termination of employment due to death, disability or a normal retirement: (1) any earned but unpaid salary, (2) all accrued or vested obligations due to the executive pursuant to the Company’s employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the executive, and (3) a separation payment in the amount of the executive officer’s base salary.

The severance agreements also provide that, if the executive officer terminates employment for good reason or if an executive’s employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the executive officer's base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly cost for the executive officer to continue coverage for himself and his eligible dependents under the Company's group medical plans

(36 times the monthly cost in the case of Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain equity awards under the Company's 2006 Long-Term Incentive Plan (for more information, see the footnotes to the tables quantifying potential payments in this section). Payment of an executive’s annual cash incentive bonus for the year of termination on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee. The severance agreements terminate upon a change in control of the Company.

The severance agreements contain certain confidentiality, non-solicitation and non-interference provisions. The confidentiality provisions generally extend until three years following an executive’s termination of employment, while the non-solicitation of employees and non-interference with business relationships provisions extend for two years following the executive’s termination date.

Change in Control Agreements

As discussed above in the Compensation Discussion and Analysis section, the Company’s executive officers recently agreed to modify their change in control agreements to remove the "gross-up" payment formerly provided by the Company for excise taxes that might have been imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code.

The change in control agreements that the Company maintains with its NEOs provide that, if the executive officer terminates employment (1) for good reason or (2) if an executive officer's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the executive officer a separation payment, (B) provide the executive officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the executive officer's outstanding equity awards under the Company's 2006 Long-Term Incentive Plan. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination, and (3) one-twelfth of the executive officer's annual base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.

As modified, the agreements contain a best-of-net provision, so that, in the event that excise taxes would be imposed on payments under the change in control agreements pursuant to Section 4999 of the Internal Revenue Code, the executive officer will either (1) pay the excise tax without assistance from the Company or (2) will have the payments reduced to an amount at which an excise tax no longer applies, based on which result is more favorable to the executive officer on an after-tax basis.

If the Company terminates an executive officer without cause following a potential change in control and if a change in control actually occurs within 12 months following the termination, the executive officer will be entitled upon the change in control to receive the difference between (1) any payments that the executive already received from the Company upon the executive’s actual termination date, and (2) those payments or benefits that would have been paid to the executive if the executive had been terminated without cause immediately following the change in control, plus a payment equal to the value of the executive officer's outstanding equity-based awards that were forfeited when his or her employment was terminated. If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the executive officer a reduced separation payment equal to one times his or her annualized base salary, (2) pay the executive officer earned salary and vested benefits, and (3) provide the executive officer with continued coverage for one year under the Company’s group medical benefit plans. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The change in control agreements also provide for a payment equal to one times the executive officer's annual base salary in the event of his or her death, disability or normal retirement within two years following a change in control.

All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum. Cash separation payments will only be made following the executive officer’s execution of a general release in favor of the Company. While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a "specified employee" pursuant to the regulations promulgated under Section 409A of the Internal Revenue Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A "change in control" generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of either (x) the then outstanding shares of the Company's common stock or (y) the combined voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board changes, other than new members elected or nominated by at least a majority of the then-current Board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company. The change in control agreements also restrict the definition of a "change in control" to a change in control event for purposes of Section 409A of the Internal Revenue Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a "potential change in control" but prior to the occurrence of a "change in control."

A "potential change in control" will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

"Cause" generally means any of the following circumstances: (1) the officer's failure to substantially perform his or her duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer's engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company's business or reputation; (3) the officer's failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer's conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, "cause" includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

A "disability" shall mean the employee’s physical or mental impairment or incapacity of such severity that, in the opinion of the Company’s chosen physician, the employee is unable to continue to perform his or her duties. A "disability" will also be deemed to have occurred if the employee becomes entitled to long-term disability benefits under any of the Company’s employee benefit plans.

"Good reason," in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent with his or her position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer's base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices.

The definition of "good reason" in Mr. Sheffield's and Mr. Dove's severance agreements is substantially similar to the definition in the change in control agreement, except that, in Mr. Sheffield's agreement, "good reason" also includes the failure of the Company to nominate him for re-election to the Board, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a Company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

An executive will be considered eligible for "normal retirement" upon reaching the age of 60 years.

The following tables quantify the payments and benefits provided to the NEOs upon the events specified below (assuming that the gross-up for excise taxes will not be paid). The value of the accelerated vesting or settlement of equity awards is based on the closing price of $106.59 of the Company's common stock on December 31, 2012.

Scott D. Sheffield. The following table shows, as of December 31, 2012, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock/RSUs (2)	$—	$10,546,548	$7,051,645	$10,546,548
Performance Units (3)	$—	$7,674,080	$3,556,908	$7,674,080
Stock options (2)	$—	$2,871,134	$2,627,133	$2,871,134
Phantom Units (2)	$—	$1,541,375	$923,141	$1,541,375
Benefits & Perquisites:
Severance Payment	$—	$2,868,000	$956,000	$5,716,881
Prorated Bonus Payment (4)	$—	$956,000	$956,000	$956,000
Medical Benefit Continuation (5)	$—	$38,381	-	$79,225
Pay in lieu of 30-day Notice (6)	$—	$79,667	-	$79,667
Total	$—	$26,575,185	$16,070,827	$29,464,910
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2012, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2013 of 45,156 shares of restricted stock and the grants of awards made in February 2013 under the Company’s Long Term Incentive Plan and Pioneer Southwest’s 2008 Long-Term Incentive Plan.

(2)
Unvested restricted stock, RSU, stock option and Pioneer Southwest phantom unit awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested restricted stock, RSU, stock option and Pioneer Southwest phantom unit awards also automatically vest upon a termination not for cause or a termination for good reason.  In the case of normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $1,765,237). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (11) and (12) of the 2012 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is four years and six months as of December 31, 2012.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Richard P. Dealy. The following table shows, as of December 31, 2012, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$2,101,866	$2,101,866	$3,267,730
Performance Units (3)	$—	$1,217,897	$1,217,897	$2,605,966
Stock options (2)	$—	$728,398	$728,398	$802,463
Phantom units (2)	$—	$281,530	$281,530	$487,551
Retention Award (2)	$—	$—	$—	$2,494,632
Benefits & Perquisites:
Severance Payment	$—	$406,000	$406,000	$2,245,790
Prorated Bonus Payment (4)	$—	$345,100	$345,100	$345,100
Medical Benefit Continuation (5)	$—	$28,009	$—	$47,972
Pay in lieu of 30-day Notice (6)	$—	$33,833	$—	$33,833
Total	$—	$5,142,633	$5,080,791	$12,331,037
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2012, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2013 of 12,315 shares of restricted stock and the grants of awards made in February 2013 under the Company’s Long Term Incentive Plan and Pioneer Southwest’s 2008 Long-Term Incentive Plan.

(2)
Unvested restricted stock, stock option, retention and Pioneer Southwest phantom unit awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2012, only a change of control would result in vesting with respect to the restricted shares subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $606,817). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (11) and (12) of the 2012 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Mark S. Berg. The following table shows, as of December 31, 2012, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,481,927	$1,481,927	$2,280,493
Performance Units (3)	$—	$644,523	$644,523	$1,409,440
Stock options (2)	$—	$427,144	$427,144	$467,864
Retention Award (2)	$—	$—	$—	$1,417,434
Benefits & Perquisites:
Severance Payment	$—	$376,000	$376,000	$1,948,684
Prorated Bonus Payment (4)	$—	$282,000	$282,000	$275,734
Medical Benefit Continuation (5)	$—	$28,009	$—	$47,972
Pay in lieu of 30-day Notice (6)	$—	$31,333	$—	$31,333
Total	$—	$3,270,936	$3,211,594	$7,878,954

______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2012, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2013 of 9,134 shares of restricted stock and the grants of awards made in February 2013 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2012, only a change of control would result in vesting with respect to the restricted shares subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $317,638). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (11) and (12) of the 2012 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Chris J. Cheatwood. The following table shows, as of December 31, 2012, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,656,468	$1,656,468	$2,607,618
Performance Units (3)	$—	$773,177	$773,177	$1,691,290
Stock options (2)	$—	$459,504	$459,504	$505,275
Retention Award (2)	$—	$—	$—	$1,700,857
Benefits & Perquisites:
Severance Payment	$—	$376,002	$376,002	$1,948,684
Prorated Bonus Payment (4)	$—	$282,000	$282,000	$275,734
Medical Benefit Continuation (5)	$—	$28,425	$—	$48,804
Pay in lieu of 30-day Notice (6)	$—	$31,333	$—	$31,333
Total	$—	$3,606,909	$3,547,151	$8,809,595
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2012, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 20131 of 9,750 shares of restricted stock and the grants of awards made in February 20131 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards, other than retention awards, is accelerated pro rata to the end of the month of termination. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the restricted shares or RSUs subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2012, only a change of control would result in vesting with respect to the restricted shares or RSUs subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $381,059). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (11) and (12) of the 2012 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Timothy L. Dove. The following table shows, as of December 31, 2012, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$6,051,967	$4,028,427	$6,051,967
Performance Units (3)	$—	$3,578,733	$1,677,300	$3,578,733
Stock options (2)	$—	$1,293,671	$1,180,854	$1,293,671
Retention Award (2)	$—	$—	$—	$3,401,820
Benefits & Perquisites:
Severance Payment	$—	$1,327,503	$531,001	$3,148,920
Prorated Bonus Payment (4)	$—	$531,000	$531,000	$522,150
Medical Benefit Continuation (5)	$—	$46,682	$—	$278,991
Pay in lieu of 30-day Notice (6)	$—	$44,250	$—	$44,250
Total	$—	$12,873,806	$7,948,582	$18,320,502
______________

(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2012, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2013 of 25,246 shares of restricted stock and the grants of awards made in February 2013 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested stock option and restricted stock awards, other than retention awards, also automatically vest (i) 100 percent in the event of a termination not for cause or a termination for good reason or (ii) pro rata to the end of the month of termination, in the event of normal retirement, death or disability. Upon a termination as described in the preceding sentence prior to the third anniversary of the date of grant, the RSUs subject to the retention awards are forfeited to the Company. As a result, assuming a triggering event on December 31, 2012, only a change of control would result in vesting with respect to the RSUs subject to the retention awards.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason.  In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $836,945). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (11) and (12) of the 2012 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is nine years as of December 31, 2012.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board has adopted a clawback policy, and has established substantial stock ownership guidelines for the Company’s directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
With regard to the compensation of the Company’s executive officers, as discussed in the Compensation Discussion and Analysis section, although the Company’s compensation program is weighted toward pay-for-performance, the Company believes the following aspects mitigate against the taking of excessive risk:

•
The annual long-term incentive component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company’s stock and not on any particular metric, which could encourage risk-taking. To further enhance the long-term incentive component of the program, in February 2012, the Compensation Committee approved a special retention award of restricted shares with a longer vesting period than the Company’s typical equity awards. These retention awards vest over a five-year period, with vesting not scheduled to commence until 2015, and then in equal one-third installments over the three-year period ending in 2017, subject to continuing employment,

•
Each executive officer’s annual cash bonus is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately a subjective judgment made by the Compensation Committee, which can consider risks facing the Company and market conditions at the time of the decision.

•
With regard to the Company’s overall compensation program, while the Company has organized itself into asset teams focused on the Company’s significant oil and gas assets, the Company’s compensation philosophy is focused on the Company’s performance as a whole, and any variations in compensation based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, substantially all of the Company’s employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Buchanan, Cates and Thompson served on the Compensation Committee during fiscal year 2012, as did Messrs. Lundquist and Reiman, who resigned from the Board and the Compensation Committee in February 2013. None of the directors who served on the Compensation Committee during fiscal year 2012 has ever served as one of the Company’s officers or employees. During fiscal year 2012, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee's purpose is to assist the Board in its oversight of the Company's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the New York Stock Exchange and Securities and Exchange Commission applicable to members of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2012 with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards,

Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight in Rule 3200T, and any other applicable accounting and auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Respectfully submitted by the Audit Committee of the Board of Directors,

R. Hartwell Gardner, Chairman
Thomas D. Arthur
Charles E. Ramsey, Jr.
Frank A. Risch
Jim A. Watson

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board and its Lead Director

•	Qualifications and independence of directors

•	Size of the Board and director selection process

•	Committee functions and independence of committee members

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com)

•	Reporting of concerns to non-employee directors or the Audit Committee

•	Compensation of the Board and stock ownership requirements

•	Succession planning and annual compensation review of senior management

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing director education

•	Review and approval of related person transactions

The Company’s Corporate Governance Guidelines are posted on the Company's website at www.pxd.com/governance. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Sheffield was first elected Chief Executive Officer of the Company in August 1997 and Chairman of the Board of the Company in August 1999, and has been re-elected to those positions each year since 1999. Mr. Sheffield also served as the Chairman of the Board and Chief Executive Officer of Parker & Parsley, a predecessor of the Company, from October 1990 until the formation of the Company in August 1997.

The Board believes that at present the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, Mr. Sheffield is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To maintain a strong and independent board, all directors of the Company, other than Mr. Sheffield and (if elected) Mr. Dove, are "independent" as described in more detail below. In addition, the Company’s Corporate Governance Guidelines provide that if the Chairman is also the Chief Executive Officer, the Board shall have a Lead Director, who is to be an independent director designated by the Nominating and Corporate Governance Committee, which is composed entirely of independent directors, from among its members, and who will serve as the chair of the Nominating and Corporate Governance Committee.

Mr. Ramsey has served as Lead Director of the Board since November 2002. In this capacity, Mr. Ramsey provides, in conjunction with the Chairman, leadership and guidance to the Board. He also (i) presides at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, and has the authority to call such executive sessions; (ii) in consultation with the Chairman and Secretary, approves the agenda and meeting schedules for each meeting of the Board, taking into account suggestions of other directors; (iii) coordinates the nature, quality, quantity and timeliness of, and is authorized to approve, information sent to the Board in advance of meetings; (iv) serves as liaison between the Chairman and the independent directors, although all of the independent directors have complete and open access to the Chairman and all members of management; and (v) serves as the Board's contact for direct employee and stockholder communications with the Board. In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company’s Corporate Governance Guidelines.

The Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team.

Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO best serves the interests of the Company and its stockholders.

Director Independence

The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC. In May 2012, the Board determined to assess the independence of the Company’s directors based solely on the NYSE’s independence standards as opposed to a combination of the NYSE’s standards and the separate categorical independence standards used in prior years, many of which separate categorical independence standards were duplicative of the NYSE’s standards.

The Board has assessed the independence of each non-employee director and each nominee for director under the independence standards of the NYSE and affirmatively determined that all of the Board’s non-employee directors (Messrs. Arthur, Buchanan, Cates, Gardner, Ramsey, Risch, Thompson and Watson) are independent. The Board also determined that Messrs. Lundquist and Reiman, two non-employee directors who resigned from the Board in February 2013, were independent. In connection with its assessment of Mr. Thompson’s independence, the Board reviewed the facts and circumstances of his role as an independent director of Alaska Air Group, Inc. and Tetra Tech, Inc., each of which is a vendor to the Company in the ordinary course of their business. The Board concluded that Mr. Thompson is an independent director because his role at each of the vendors is limited to that of an independent director, each of the vendors is large public company, and the amount of business done between the Company and each of the vendors is immaterial to the Company and to each vendor (less than 0.1% of the vendor’s gross revenues for 2011, the last full year prior to the assessment).

In connection with its assessment of the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Financial Literacy of Audit Committee and Designation of Financial Experts

In May 2012 the Board evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board determined that each of the Audit Committee members is financially literate and that two of the Audit Committee members (Messrs. Gardner and Risch) are audit committee financial experts as defined by the SEC.

Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks.  For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure.  Management and the Company’s external and internal auditors report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. All of the directors attended the 2012 Annual Meeting of Stockholders held on May 17, 2012.

Procedure for Directly Contacting the Board and Whistleblower Policy

The means for stockholders and any other interested parties to contact the Board (including the Lead Director) directly has been established and is published on the Company's website at www.pxd.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud; (iii) violations of law, Company policy or the Company's Code of Business Conduct and Ethics; or (iv) other concerns that should be brought to the attention of the Company’s independent directors. All complaints and concerns will be received and processed by the Company's Corporate Secretary's Office. Complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee and other concerns will be referred to the Lead Director. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 26, 2013, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s common stock, (ii) each NEO of the Company, (iii) each current director of the Company and (iv) all current directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (a)

T. Rowe Price Associates, Inc. (c)	9,685,242	7.1
100 E. Pratt Street
Baltimore, Maryland 21202
Capital World Investors (d)	9,510,000	7.0
333 South Hope Street
Los Angeles, CA 90071
SPO Advisory Corp (e)	7,809,189	5.7
591 Redwood Highway, Suite 3215
Mill Valley, California 94941
BlackRock, Inc. (f)	7,231,900	5.3
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc. (g)	7,206,235	5.3
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC (h)	6,868,353	5.0
82 Devonshire Street
Boston, Massachusetts 02109

Scott D. Sheffield (i)(j)(k)(l)(m)	746,318	(b)

Richard P. Dealy (i)(j)(l)(n)	211,848	(b)

Mark S. Berg (i)(l)(n)(o)	95,547	(b)

Chris J. Cheatwood (j)(k)(l)(n)(p)	108,011	(b)

Timothy L. Dove (i)(j)(l)(n)	364,810	(b)

Thomas D. Arthur (n)(p)	23,292	(b)

Edison C. Buchanan (n)	23,476	(b)

Andrew F. Cates (j)(n)(p)	25,854	(b)

R. Hartwell Gardner (n)	34,491	(b)

Charles E. Ramsey, Jr. (n)(p)	17,399	(b)

Frank A. Risch (n)	16,717	(b)

J. Kenneth Thompson (k)(n)	4,492	(b)

Jim A. Watson (n)	10,651	(b)

All directors and executive officers as a group (17 persons) (i)(l)(n)(q)	1,924,353	1.4

___________

(a)	Based on 136,687,410 shares of common stock outstanding.

(b)	Does not exceed one percent of class.

(c)
According to a Schedule 13G filed with the SEC on February 13, 2013, T. Rowe Price Associates, Inc. has sole voting power with regard to 3,067,462 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 9,685,242 shares, and shared dispositive power with regard to 0 shares.

(d)
According to a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2013, Capital World Investors has sole voting power with regard to 5,460,000 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 9,510,000 shares, and shared dispositive power with regard to 0 shares.

(e)
According to a Schedule 13G/A (Amendment No. 4) filed with the SEC on February 14, 2013, SPO Partners II, L.P. and SPO Advisory Partners, L.P. have sole voting power with regard to 7,509,239 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 7,509,239 shares, and shared dispositive power with regard to 0 shares; San Francisco Partners, L.P. and SF Advisory Partners, L.P. have sole voting power with regard to 293,750 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 293,750 shares, and shared dispositive power with regard to 0 shares; SPO Advisory Corp. has sole voting power with regard to 7,802,989 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 7,802,989 shares, and shared dispositive power with regard to 0 shares; John H. Scully has sole voting power with regard to 6,200 shares, shared dispositive power with regard to 7,802,989 shares, sole dispositive power with regard to 6,200 shares, and shared dispositive power with regard to 7,802,989 shares; and Edward H. McDermott has sole voting power with regard to 900 shares, shared voting power with regard to 7,802,989 shares, sole dispositive power with regard to 900 shares, and shared dispositive power with regard to 7,802,989 shares.

(f)
According to a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 11, 2013, BlackRock Inc. has sole voting power with regard to 7,231,900 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 7,231,900 shares, and shared dispositive power with regard to 0 shares.

(g)
According to a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 11, 2013, The Vanguard Group, Inc. has sole voting power with regard to 216,028 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 7,002,507 shares, and shared dispositive power with regard to 203,728 shares.

(h)
According to a Schedule 13G filed with the SEC on February 14, 2013, FMR LLC has sole voting power with regard to 210,331 shares, shared voting power with regard to 0 shares, sole dispositive power with regard to 6,868,353 shares, and shared dispositive power with regard to 0 shares.

(i)
Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 44,000; Mr. Dealy, 32,368; Mr. Berg, 7,120; Mr. Dove, 85,780; and all directors and executive officers as a group, 202,693.

(j)	Includes the following number of shares held in each respective officer’s or director's 401(k) account: Mr. Sheffield, 22,022; Mr. Dealy, 310; Mr. Cheatwood, 129; Mr. Dove, 350; and Mr. Cates, 882.

(k)	Includes the following number of shares held in each respective officer’s investment retirement account: Mr. Sheffield, 37,827; Mr. Cheatwood, 2,000; and Mr. Thompson, 100.

(l)
Excludes the performance units that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved. For Messrs. Sheffield and Dove, excludes 79,748 and 31,915 restricted stock units, respectively, that are not currently exercisable.

(m)
Includes (i) 30,000 shares owned by a trust whose beneficiaries are members of Mr. Sheffield’s family and for which he serves as trustee, but Mr. Sheffield has no beneficial interest in the trust, and (ii) 30,000 shares owned by a trust whose beneficiaries are members of Mr. Sheffield’s family and for which Mr. Sheffield’s spouse serves as trustee, but Mr. Sheffield has no beneficial interest in the trust.

(n)
Includes the following number of (i) unvested restricted shares or (ii) restricted stock units that will vest within 60 days: Mr. Dealy, 50,145; Mr. Berg, 31,398; Mr. Cheatwood, 37,857; Mr. Dove, 45,455; Mr. Arthur, 584; Mr. Buchanan, 619; Mr. Cates, 584; Mr. Gardner, 619; Mr. Ramsey, 619; Mr. Risch, 584; Mr. Thompson, 584; Mr. Watson, 584; and all directors and executive officers as a group, 229,780.

(o)	Includes 30,000 shares owned by a trust whose beneficiaries are members of Mr. Berg’s family and for which Mr. Berg’s spouse serves as trustee, but Mr. Berg has no beneficial interest in the trust.

(p)
Includes the following number of shares held in the names of each respective officer’s or director's children or in trusts for the benefit of family members: Mr. Cheatwood, 4,500 shares; Mr. Arthur, 22,124 shares; Mr. Cates, 1,354 shares; and Mr. Ramsey 16,780.

(q)
None of the non-employee directors of the Company beneficially owns any equity securities of any subsidiary of the Company, including Pioneer Southwest. The following table sets forth certain information regarding the beneficial ownership of common units of Pioneer Southwest as of March 26, 2013, by each NEO of the Company and all directors and executive officers as a group:

Name of Person or Identity of Group	Number of Units*

Scott D. Sheffield	26,015

Richard P. Dealy	23,822

Mark S. Berg	11,426

Chris J. Cheatwood	10,000

Timothy L. Dove	8,068

All directors and executive officers as a group (17 persons)	99,353
___________
* Does not exceed one percent of class.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.  To the Company’s knowledge, based solely on its review of these reports and written representations from these individuals that no other reports were required, all required reports were timely filed during 2012, except for one Form 4 that was filed late on behalf of Danny L. Kellum, Executive Vice President, Permian Operations, covering the acquisition of indirect beneficial ownership of Common Stock owned by his spouse upon their marriage in 2012.

TRANSACTIONS WITH RELATED PERSONS

Employment of Family Members. Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Vice President, Rockies Asset Team. For 2012, Tom Sheffield was paid $268,000 in base salary and $259,200 in bonus and other benefits and received equity compensation awards under the Company’s 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $1,028,618. Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation. Ryan Pervier, the son-in-law of William F. Hannes, is employed at a subsidiary of the Company as a Senior Engineer. For 2012, Ryan Pervier was paid $127,000 in base salary and $45,800 in bonus and other benefits and received equity compensation awards under the Company’s 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $48,460. William F. Hannes disclaims any interest in Ryan Pervier's compensation.

Bryan Sheffield and Well Operations Transaction. On August 1, 2008, Bryan Sheffield, the son of Scott D. Sheffield, obtained from his maternal grandfather ownership of Parsley Energy Operations LLC ("Parsley Energy"), a company that operates 115 Spraberry field wells in which the Company holds an average 34 percent working interest. For 2012, Parsley Energy received standard overhead and supervision fees for operating these wells in the amount of approximately $1,657,000 (with the Company's net share being $568,000). Scott D. Sheffield disclaims any interest in any compensation paid to Bryan Sheffield from the operation of these wells.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In February 2013, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2012 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

ITEM TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2013. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998. The 2012 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 13, 2013.

The Board is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's independent registered public accounting firm. The stockholders' ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) audit of the Company's internal control over financial reporting; (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q; (iv) services rendered to the Company’s consolidated subsidiary, Pioneer Southwest, in connection with the audit of its annual consolidated financial statements and review of its quarterly financial statements; and (v) services in connection with the Company's and Pioneer Southwest’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2012 and 2011, were $2,921,000 and $2,753,000, respectively.

Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $352,000 and $123,000 during each of the years ended December 31, 2012 and 2011, respectively. Audit-related services comprised audits of the Company's 401(k) Plans and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $51,000 and $69,000 during the years ended December 31, 2012 and 2011, respectively. Tax services primarily comprised tax return preparation and review services for the Company's international subsidiaries and consultation on various tax issues.

All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during each of the years ended December 31, 2012 and 2011 totaled $2,000. The other services comprised access to Ernst & Young LLP's on-line research services.

The Charter of the Company's Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP's audit, audit-related, tax and other services and pre-approve such services. The Audit Committee pre-approved 100 percent of the services described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees."

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2013.

ITEM THREE
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Securities Exchange Act of 1934 by adding Section 14A, which requires public companies to conduct a separate shareholder advisory vote to approve the compensation of executives, commonly known as a "say-on-pay" proposal. Accordingly, the Board is submitting for an advisory vote a proposal that the Company’s stockholders approve the compensation of the NEOs.

The Board recommends that the Company’s stockholders vote in favor of the following advisory resolution:

"Resolved, that the stockholders of Pioneer Natural Resources Company approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting."

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company’s stockholders, and will take into account the outcome of the vote when considering future executive compensation arrangements. In accordance with the vote of the Company’s stockholders in 2011, the Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2014.

The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the named executive officer compensation as described in this Proxy Statement.

ITEM FOUR
STOCKHOLDER PROPOSAL RELATING TO HYDRAULIC FRACTURING

The following item for consideration is a proposal submitted by a stockholder seeking advisory votes to change the Company’s reporting with respect to its hydraulic fracturing operations. The vote is advisory, which means that the vote is not binding on the Company, the Board or any committee of the Board.

Stockholder Proposal
The Calvert Social Index Fund and the Calvert VP S&P 500 Index Portfolio, 4550 Montgomery Avenue, Bethesda, MD 20814, each of which purports to be the beneficial owner of more than $2,000 in market value of Pioneer Common Stock, propose to present the following resolution for adoption at the Annual Meeting. In accordance with applicable proxy regulations, the Company has included the following stockholder proposal and supporting statement submitted by the proponents.
Reporting on Management of Environmental and Social Challenges and Opportunities of Hydraulic Fracturing
Pioneer Natural Resources Company - 2013 Annual Meeting
WHEREAS: The Department of Energy secretary's shale advisory panel recommended in 2011 that companies "adopt a more visible commitment to using quantitative measures as a means of achieving best practice and demonstrating to the public that there is continuous improvement in reducing the environmental impact of shale gas production."

A 2012 University of Texas study, reviewing hydraulic fracturing regulations in 16 states, concluded that "regulatory gaps remain in many states, including the areas of well casing and cementing, water withdrawal and usage, and waste storage and disposal." Local governments in New York State and Pennsylvania, concerned about adequacy of state regulation, are defending in litigation their right to impose controls beyond state regulations.

In its Form 10-K annual filing with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2011, The Company states that "if new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where the Company operates, it could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development or production activities, and perhaps even be precluded from drilling wells.'

Investors require specific, detailed, and comparable information about how companies are managing the challenges and opportunities created by operations that employ well stimulation using hydraulic fracturing. The 2011 report, "Extracting the Facts: An Investor Guide to Disclosing Risks from Hydraulic Fracturing Operations" outlines 12 core management goals, best management practices, and key performance indicators that would provide such information.

Publicly supported by a broad group of investors and various companies and environmental organizations, the guide stresses the importance of companies reporting quantitatively on key performance indicators.

RESOLVED: Shareholders request that Pioneer Natural Resources Company issue a report to shareholders, using quantitative and qualitative measures to describe how the Company manages the environmental and social challenges and opportunities associated with well stimulation that employs hydraulic fracturing. The report should be available by December 1, 2013, be prepared at reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT: In 2012, the International Energy Agency (lEA) advised energy companies to "measure, disclose, and engage" in its report "Golden Rules for a Golden Age of Gas." The lEA described the need to, for example, establish baselines for key environmental indicators; consider establishing emissions targets; and recognize the case for third party certification of industry performance.

Proponents concur with the lEA's suggestions and believe additional indicators could include for example, measures to reduce chemical use and toxicity; numbers of violation notices or equivalent administrative actions alleging serious health threats or environmental damage; measures to track and respond to community concerns; measures of water sourcing and waste water management by appropriate geological or geographic region; and measures to reduce emissions, such as the percentage of wells completed with reduced emission ("green completion") methods.

The Company’s Statement In Opposition to the Proposal

THE BOARD OPPOSES THIS STOCKHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM FOUR FOR THE FOLLOWING REASONS:
The Board understands that communities have concerns surrounding the development of oil and gas. The Company has well-developed risk management systems and a strong public commitment to stakeholder engagement and public disclosure that address these concerns. The production of a special report would be duplicative of the Company’s current communications and, therefore, the Board recommends a vote AGAINST this proposal.
The Company is dedicated to protecting people, the environment and the communities where it operates, and it applies significant technical and operational expertise to responsibly manage the development of oil and gas. The Company’s dedication to leading the industry in sustainability efforts has led to the implementation of a Sustainable Development Team, whose role is to ensure the Company’s development activities are sustainable through the support of a broad perspective, comprehensive analysis and a concentrated focus on current and emerging risks, opportunities and challenges.
As part of this process, the Company’s oil and gas operations are focused on protecting groundwater, managing water use, preserving air quality, and improving access to information. These practices are outlined in the Company’s website (http://www.pxd.com/values/sustainability). Some examples are:

•
The Company has been at the forefront of both national and state efforts to ensure the oil and gas industry responds in a timely and transparent manner to issues related to the hydraulic fracturing process. The Company has long supported mandatory public disclosure of chemicals used in hydraulic fracturing, and, along with industry peers and regulators, helped create FracFocus.org, a public website where participating companies, including the Company, disclose the chemicals used in oil and gas operations in the United States.

•
To address specific sustainability issues surrounding air emissions, the Company has established an Air Technology Team to identify opportunities for significant emissions reductions, collecting the necessary data and research, and implementing effective best practices and technological solutions.

•
The Company, along with numerous peer companies, has an ongoing commitment to innovative solutions to economically viable water conservation techniques. The Company has established a Water Technology Team consisting of experts from its operational asset teams and environmental, regulatory and engineering departments who have experience with water-related topics. The group is working to develop plans for the optimal use of water for hydraulic fracturing, including the possible use of produced water, and designing environmentally sound water treatment and distribution systems.

•
The Company complies with and often exceeds the strict, comprehensive regulatory requirements for how oil and gas wells must be constructed and designed to protect groundwater when drilling a well. The primary method to ensure wellbore integrity is by installing multiple steel pipes with cement to seal the rock face and the space between the steel casings. This proven method has worked consistently in more than 1 million wells stretching back to the early period of oil and gas development nearly 100 years ago. The Company monitors its wells 365 days a year, and its operators, foremen and engineers are continually seeking to improve designs and processes. The Company shares best practices and lessons learned to eliminate risk to its employees, contractors, surrounding communities and the environment.

In addition to reporting chemicals used in hydraulic fracturing on FracFocus.org, the Company publishes information about how it mitigates regulatory, legal and financial risks in a number of communications, including the Company’s website and its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available on its website.
Recommendation
In light of the Company’s well-developed risk management systems and its strong public commitment to stakeholder engagement and public disclosure, the Board opposes this stockholder proposal and unanimously recommends that stockholders vote AGAINST the approval of the stockholder proposal.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Stockholder Proposals for the 2014 Annual Meeting

Any stockholder of the Company who desires to submit a proposal for action at the 2014 annual meeting of stockholders and wishes to have the proposal ("Rule 14a-8 Proposal") included in the Company's proxy materials, must follow the procedures set forth in Rule 14-8 under the Securities Exchange Act of 1934 and must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 12, 2013, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

In addition to the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, stockholders desiring to propose action at the 2014 annual meeting of stockholders must also comply with Article Nine of the Company’s Certificate of Incorporation and the Company’s Bylaws, as amended. In order to submit business to be considered at an annual meeting, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, 10 days after the first public notice of the annual meeting is sent to stockholders. The stockholder must either be a stockholder of record both at the time the notice is delivered to the Company and at the time of the annual meeting or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, the beneficial owner must be the beneficial owner of common stock of the Company both at the time of giving of notice and at the time of the annual meeting. The written notice must set forth all of the information required by the Certificate of Incorporation and the Bylaws, including (i) the nature of the proposal with reasonable particularity, including the exact text of the proposal and the reasons for conducting that business at the annual meeting, (ii) the stockholder’s name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information, and (iii) any interest of the stockholder in the proposed business. The written notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name, business address and telephone number and residence address and telephone number of such beneficial owner, (ii) the ownership of the Company’s stock by such beneficial owner, if applicable, (iii) a description of any agreement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their affiliates, and any others acting in concert with any of them, (iv) a description of any agreement or understanding (including derivative positions or similar rights and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation as to whether such stockholder or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of the proposal, and (vii) any other information relating to such stockholder and such beneficial owner required to be disclosed in a proxy statement required by Section 14(a) of the Exchange Act. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Under Rule 14a-4(c) of the Securities Exchange Act of 1934, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 annual meeting of stockholders that the stockholder does not seek to have included in the Company’s proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 25, 2014, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the Company first receives notice of the matter after February 25, 2014, and the matter nonetheless is permitted to be presented at the 2014 annual meeting of stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written requests for inclusion of any stockholder proposal should be addressed to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.

Director Nominations

The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate’s credentials, including his or her experience, if applicable, as a current director of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board for a sustained period.

The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complimentary mix of skills and professional experience in areas relevant to the Company’s business, while also endeavoring to ensure that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, law, accounting and investment analysis, among other areas.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors. The Nominating and Corporate Governance Committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender and/or ethnicity, age, and other individual qualifications and attributes. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin.

Any stockholder desiring to nominate an individual for election to the Board must comply with Article Nine of the Company’s Certificate of Incorporation and the Company’s Bylaws, as amended, as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, 10 days after the first public notice of the annual meeting is sent to stockholders. In addition, the nominating stockholder’s notice must set forth all of the information required by, and comply with, the Company’s Certificate of Incorporation and Bylaws, including the following:

•	the nominee's name, address and other personal information;

•	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

•	the nominating stockholder's name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board. In addition, as a condition of nomination, each director nominee must deliver to the Company an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast for his or her election and the Board decides to accept the resignation. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee. The person presiding at the annual meeting will determine whether a nomination is properly brought before the meeting and will not permit the consideration of a nomination not properly brought before the meeting.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The Company’s principal executive offices are located at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039.

ANNUAL REPORT AND OTHER INFORMATION

The Company's 2012 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company’s expenses in furnishing the requested exhibit. Such requests may be made by writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.

One copy of the Notice, this Proxy Statement and the 2012 Annual Report to Stockholders (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2012 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039, or call (972) 444-9001. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.cstproxy.com/pioneer/2013.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental"). Votes submitted by internet or phone must be received by 7:00 p.m., Eastern Time, on Wednesday, May 22, 2013. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Mark H. Kleinman
Secretary

Irving, Texas
April 11, 2013

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2013

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.
If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” THE PROPOSALS AS TO ITEMS 1, 2 AND 3; AND “AGAINST” THE PROPOSAL AS TO ITEM 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.             Please mark your votes like this [ X ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS
Timothy L. Dove
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Charles E. Ramsey, Jr.
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Frank A. Risch
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 3 - ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

ITEM 4 - STOCKHOLDER PROPOSAL RELATING TO HYDRAULIC FRACTURING DISCLOSURE
[ ] FOR [ ] AGAINST [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose “Shareholder” at the top of the home page, select “Shareholder Login.” From there, you can either “View a Sample Account” or you can register (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2013, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2013

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.
If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” THE PROPOSALS AS TO ITEMS 1, 2 AND 3; AND “AGAINST” THE PROPOSAL AS TO ITEM 4. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.             Please mark your votes like this [ X ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

ITEM 1 - ELECTION OF DIRECTORS
Timothy L. Dove
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Charles E. Ramsey, Jr.
[ ] FOR [ ] AGAINST [ ] ABSTAIN
Frank A. Risch
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 3 - ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
[ ] FOR [ ] AGAINST [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

ITEM 4 - STOCKHOLDER PROPOSAL RELATING TO HYDRAULIC FRACTURING DISCLOSURE
[ ] FOR [ ] AGAINST [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 23, 2013. Your voting instruction must be received by 5:00 p.m. Eastern Time, on May 20, 2013 to allow Vanguard to vote according to your instruction.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 23, 2013, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side. I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)